EXHIBIT 2.1



                       AGREEMENT AND PLAN
                        OF CONSOLIDATION


                             between


                       PATRIOT BANK CORP.


                               and


                    FIRST LEHIGH CORPORATION


                          July 28, 1998
                            AGREEMENT

                        TABLE OF CONTENTS


BACKGROUND

AGREEMENT

ARTICLE I
                        THE CONSOLIDATION

Section 1.01  Definitions

Section 1.02  The Consolidation

                           ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF FLC

Section 2.01  Organization

Section 2.02  Capitalization

Section 2.03  Authority; No Violation

Section 2.04  Consents

Section 2.05  Financial Statements

Section 2.06  Taxes

Section 2.07  No Material Adverse Effect

Section 2.08  Contracts

Section 2.09  Ownership of Property; Insurance Coverage

Section 2.10  Legal Proceedings

Section 2.11  Compliance With Applicable Law

Section 2.12  ERISA

Section 2.13  Brokers, Finders and Financial Advisors

Section 2.14  Environmental Matters

Section 2.15  Allowance for Loan Losses

Section 2.16  Information to be Supplied

Section 2.17  Securities Documents

Section 2.18  Related Party Transactions  <PAGE 1>

Section 2.19  Loans

Section 2.20  Fairness Opinion

Section 2.21  Quality of Representations

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PATRIOT

Section 3.01  Organization

Section 3.02  Capitalization

Section 3.03  Authority; No Violation

Section 3.04  Consents

Section 3.05  Financial Statements

Section 3.06  Taxes

Section 3.07  No Material Adverse Effect

Section 3.08  Legal Proceedings

Section 3.09  Compliance With Applicable Law

Section 3.10  Information to be Supplied

Section 3.11  ERISA

Section 3.12  Brokers, Finders and Financial Advisors

Section 3.13  Securities Documents

Section 3.14  Fairness Opinion

Section 3.15  Quality of Representations

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

Section 4.01  Conduct of FLC's Business

Section 4.02  Access; Confidentiality

Section 4.03  Regulatory Matters and Consents

Section 4.04  Taking of Necessary Action

Section 4.05  Indemnification; Insurance

Section 4.06  No Other Bids and Related Matters
  <PAGE 2>
Section 4.07  Duty to Advise; Duty to Update Disclosure Schedule

Section 4.08  Current Information

Section 4.09  Undertakings by FLC

Section 4.10  Employee Benefits

Section 4.11  Nasdaq Listing

Section 4.12  Affiliate Letters

Section 4.13  Severance Pay

Section 4.14  Disposition of FLC Equity Portfolio

Section 4.15  Sale of FLC Headquarters

Section 4.16  Conduct of Patriot

Section 4.17  Closing Date

                            ARTICLE V
                           CONDITIONS

Section 5.01  Mutual Conditions to the Obligations of FLC and
Patriot under this Agreement

Section 5.02  Additional Conditions to the Obligations of Patriot

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

Section 6.01  Termination

Section 6.02  Effect of Termination

                           ARTICLE VII
                          MISCELLANEOUS

Section 7.01  Expenses

Section 7.02  Non-Survival of Representations and Warranties

Section 7.03  Amendment, Extension and Waiver

Section 7.04  Entire Agreement

Section 7.05  No Assignment

Section 7.06  Notices

Section 7.07  Captions
  <PAGE 3>
Section 7.08  Counterparts

Section 7.09  Severability

Section 7.10  Governing Law


Exhibit 1     FLC's Affiliate Agreement
Exhibit 2     Patriot Stock Option Agreement
Exhibit 3     Standstill Agreement
Exhibit 4     Bank Plan of Merger
Exhibit 5     Articles and Certificate of Consolidation
Exhibit 6     Form of Opinion of Patriot's Counsel
Exhibit 7     Form of Opinion of FLC's Counsel
Exhibit 8     Matters to be Covered in Tax Opinion of
              Counsel to Patriot

                            AGREEMENT


          THIS AGREEMENT AND PLAN OF CONSOLIDATION, dated as of July 28, 1998, is made by and between PATRIOT BANK CORP., a Delaware corporation, having its principal place of business in Pottstown, Pennsylvania, and FIRST LEHIGH CORPORATION ("FLC"), a Pennsylvania corporation, having its principal place of business in Allentown, Pennsylvania.

                           BACKGROUND

          1. Patriot and FLC desire to consolidate into a new Pennsylvania business corporation to be named Patriot Bank Corp. (the "Holding Company"), in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Delaware, and in accordance with the plan of consolidation set forth herein.

          2. Patriot and FLC desire that the consolidation of Patriot and FLC constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended.

          3. As an inducement to Patriot's willingness to enter into this Agreement, (a) certain directors and certain officers of FLC are executing a Letter Agreement in the form attached hereto as Exhibit 1, (b) FLC is concurrently granting to Patriot an option to acquire, under certain circumstances, FLC's common stock (the "Patriot Lock-Up Option") pursuant to a Stock Option Agreement between Patriot and FLC in the form attached hereto as
Exhibit 2, and (c) James L. Leuthe, Chairman of FLC, is concurrently executing the Standstill Agreement in the form attached hereto as Exhibit 3.

          4. Patriot desires to merge First Lehigh Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania and wholly-owned subsidiary of FLC ("First Lehigh Bank"), into and with Patriot Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania, and a wholly-owned subsidiary of Patriot ("Patriot Bank"), with Patriot Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 4.

          5. Patriot and FLC desire to provide the terms and conditions governing the transactions contemplated herein.

                            AGREEMENT

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:
  <PAGE 1>
                            ARTICLE I
                        THE CONSOLIDATION

          Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

               Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of consolidation" between Patriot and FLC.

               Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

               Articles and Certificate of Consolidation means the articles and certificate of consolidation in the form attached hereto as Exhibit 5 to be executed by Patriot and FLC and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania and to be filed in the DOSS, in accordance with the applicable laws of the State of Delaware.

               Bank Merger means the merger of First Lehigh Bank with and into Patriot Bank, with Patriot Bank surviving such merger, contemplated by Section 1.03 of this Agreement.

               BCL means the Pennsylvania Business Corporation
     Law of 1988, as amended.

               BHCA means the Bank Holding Company Act of 1956, as amended.

               Closing Date means the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Consolidation specified in Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as Patriot and FLC may mutually agree.

               Consolidation means the consolidation of Patriot and FLC into the Holding Company, contemplated by this Agreement. <PAGE 2>

               DGCL means the Delaware General Corporation Law.

               DOJ means the United States Department of Justice.

               DOSS means the Delaware Office of the Secretary
     State.

               Dissenting Shares shall have the meaning set forth in Section 1.02(e)(ii)(F) hereof.

               Effective Date means the date upon which the Articles of Consolidation shall be filed in the PDS, and shall be the same as the Closing Date.

               Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               ERISA means the Employee Retirement Income
     Security Act of 1974, as amended.

               Exchange Act means the Securities Exchange Act of
     1934, as amended, and the rules and regulations promulgated from time to time thereunder.

               FDIA means the Federal Deposit Insurance Act, as amended.

               FDIC means the Federal Deposit Insurance
     Corporation.


               FRB means the Board of Governors of the Federal
     Reserve System.

               FLC Common Stock means the common stock of FLC described in Section 2.02(a).

               FLC Capital Stock means collectively FLC Common
Stock, FLC Senior Preferred Stock and FLC Series A Preferred
Stock.  <PAGE 3>

               FLC Disclosure Schedule means a disclosure schedule delivered by FLC to Patriot pursuant to Article II of this Agreement.

               FLC Exchange Ratios shall have the meaning given to such term in Section 1.02(e)(ii)(A) and (B).

               FLC Financials means (i) the audited consolidated financial statements of FLC as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of FLC as of each calendar quarter thereafter included in Securities Documents filed by FLC.

               FLC Options means options to purchase shares of FLC Common Stock granted pursuant to the FLC Stock Option
     Plans.

               FLC Regulatory Reports means the annual and quarterly reports of FLC filed with the FRB since
     December 31, 1996 through the Closing Date, and the financial reports of First Lehigh Bank and accompanying schedules for each calendar quarter filed with the FDIC, beginning with the quarter ended December 31, 1996, through the Closing Date.

               FLC Senior Preferred Stock means the senior preferred stock described in Section 2.02(a).

               FLC Series A Preferred Stock means the series A preferred stock described in Section 2.02(a).

               FLC Stock Option Plans means the 1997 Stock Option
     Plan and the First Lehigh Corporation 1989 Equity Incentive
     Plan.

               FLC Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FLC, except any corporation the stock of which is held in the ordinary course of the lending activities of First Lehigh Bank.

               GAAP means generally accepted accounting principles as in effect at the relevant date.

               Holding Company Common Stock means the common stock, par value, of the Holding Company.

               IRC means the Internal Revenue Code of 1986, as amended.

               IRS means the Internal Revenue Service.
  <PAGE 4>
               Material Adverse Effect shall mean, with respect to Patriot or FLC, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include
     (a) any change in the value of the respective investment and loan portfolios of Patriot or FLC resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby.

               NASD means the National Association of Securities
     Dealers, Inc.

               Patriot Common Stock has the meaning given to that term in Section 3.02(a) of this Agreement.

               Patriot Disclosure Schedule means a disclosure schedule delivered by Patriot to FLC pursuant to Article III of this Agreement.

               Patriot Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(i)(A).

               Patriot Financials means (i) the audited consolidated financial statements of Patriot as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Patriot as of each calendar quarter thereafter included in Securities Documents filed by Patriot.

               Patriot Lock-Up Option means the option granted to Patriot to acquire shares of FLC Common Stock referenced in the recitals to this Agreement.

               Patriot Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Patriot Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

               Patriot Market Value means the average of the Patriot Market Prices for the twenty (20) consecutive trading days ending on the trading day immediately preceding the Closing Date.
  <PAGE 5>
               Patriot Options means options to purchase shares of Patriot Common Stock granted pursuant to the Patriot Stock Option Plan.

               Patriot Regulatory Reports means the annual and quarterly reports of Patriot filed with the FRB since
     December 31, 1997 through the Closing Date, and the financial reports of Patriot Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended
     December 31, 1998, through the Closing Date.

               Patriot Stock Option Plan means the Patriot 1996
     Stock-Based Incentive Plan, as amended.

               Patriot Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Patriot, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

               PDB means the Pennsylvania Department of Banking.

               PDS means the Department of State of the Commonwealth of Pennsylvania.

               Person means any individual, corporation, partnership, joint venture, association, trust or "group"
     (as that term is defined in Section 13(d)(3) of the Exchange
     Act).

               Prospectus/Proxy Statement means the prospectus/ proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of FLC
     Capital Stock and Patriot Common Stock in connection with the transactions contemplated by this Agreement.

               Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Holding Company Common Stock to be issued in connection with the transactions contemplated by this Agreement.

               Regulatory Agreement has the meanings given to that term in Sections 2.11 and 3.09 of this Agreement.

               Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the FRB, the FDIC, the PDB, or the respective staffs thereof.

               Rights means warrants, options, rights,
     convertible securities and other capital stock equivalents which obligate an entity to issue its securities. <PAGE 6>

               SEC means the Securities and Exchange Commission.

               Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

               Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

               Standstill Agreement means the Standstill
     Agreement between James L. Leuthe and Patriot, the form of which is attached hereto as Exhibit 3.

               Subsidiary means any corporation or partnership, 50% or more of the capital stock or partnership interests of which is owned, either directly or indirectly, by another entity, except any corporation or partnership the stock or partnership interests of which is held in the ordinary course of the lending activities of a bank.

          Section 1.02  The Consolidation.

               (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, One Glenhardie Corporate Center, Suite 202, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, FLC and Patriot shall cause the Articles of Consolidation to be duly executed and to be filed in the PDS and the Certificate of Consolidation to be duly executed and filed in the DOSS.

               (b) The Consolidation. Subject to the terms and conditions of this Agreement, on the Effective Date, FLC and Patriot shall consolidate into the Holding Company in accordance with the provisions of the BCL and the DGCL. The Holding Company shall be the corporation formed as a result of the Consolidation under the laws of the Commonwealth of Pennsylvania and shall have its headquarters at High and Hanover Streets, Pottstown, Pennsylvania. From and after the Effective Date, the Consolidation shall have the effects set forth in Section 1929 of the BCL. <PAGE 7>

               (c) Holding Company's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of the Holding Company shall be as set forth in the Articles and Certificate of Consolidation and the Bylaws of the Holding Company shall be adopted on the Effective Date by the Holding Company's Board of Directors.

               (d)  Board of Directors and Officers of the
Holding Company and Patriot Bank Board of Directors and Officers.

                    (i)  On the Effective Date, the Board of
Directors of the Holding Company, as the continuing corporation as a result of the Consolidation, shall consist of the directors identified in the Articles and Certificate of Consolidation, all of whom shall be the existing members of the Patriot Board of Directors.

                    (ii)  On the Effective Date, the executive
officers of the Holding Company shall be the existing executive officers of Patriot.

                    (iii)  The Board of Directors and officers of
Patriot Bank shall remain unchanged.

               (e)  Conversion of Shares.

                    (i)  Patriot Common Stock.

                         (A)   Subject to the provisions of
     subparagraphs (B), (C) and (D) of this Section 1.02(e)(i), each share of Patriot Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Patriot Common Stock, if any, then owned by Patriot or FLC or any Patriot Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive 1.0 shares of fully paid and nonassessable shares of Holding Company Common Stock. The exchange ratio set forth in this Section 1.02(e)(i)(A) is hereinafter referred to as the "Patriot Exchange Ratio".

                         (B)  Each share of Patriot Common Stock
     (other than trust account shares or shares acquired in connection with debts previously contracted ("DPC shares")) owned by FLC or a FLC Subsidiary on the Effective Date, if any, shall be cancelled.

                         (C)  Each share of Patriot Common Stock
     issued and held in the treasury of Patriot or owned by any Patriot Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.
  <PAGE 8>
                         (D)  No fraction of a whole share of
     Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of Patriot Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

                    (ii) FLC Capital Stock.

                         (A)  Subject to the provisions of
     subparagraphs (C), (D), (E) and (F) of this
     Section 1.02(e)(ii), each share of FLC Common Stock and each share of FLC Senior Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Common Stock or FLC Senior Preferred stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

                              (i)  if the Patriot Market Value is
          greater than or equal to $14.71 and less than or equal to $17.97, then .428 shares of fully paid and nonassessable shares of Holding Company Common Stock.

                              (ii)  if the Patriot Market Value
          is less than $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to FLC Common Stock and FLC Senior Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by $13.07; or

                              (iii)  if the Patriot Market Value
          is greater than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $7.69 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar
          <PAGE 9> transaction involving Patriot in which Patriot
          is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .428.

     The FLC Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or
     1.02(e)(ii)(A)(iii), is sometimes hereinafter referred to as the "Applicable Common and Senior Preferred Exchange Ratio".

                         (B)  Subject to the provisions of
     subparagraphs (C), (D), (E) and (F) of this
     Section 1.02(e)(ii), each share of FLC Series A Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Series A Preferred Stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

                              (i)  if the Patriot Market Value is
          greater than or equal to $14.71 and less than or equal to $17.97, then .342 shares of fully paid and nonassessable shares of Holding Company Common Stock.

                              (ii)  if the Patriot Market Value
          is less than $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $5.04 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to the FLC Series A Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to 5.04 divided by $13.07; or

                              (iii)  if the Patriot Market Value
          is greater than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $6.15 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar
          <PAGE 10> transaction involving Patriot in which
          Patriot is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .342.

     The FLC Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(B)(i), 1.02(e)(ii)(B)(ii) or
     1.02(e)(ii)(B)(iii), is sometimes hereinafter referred to as the "Applicable Series A Preferred Exchange Ratio".

                         (C)  Each share of FLC Capital Stock
     (other than trust account shares or DPC shares) owned by Patriot or a Patriot Subsidiary on the Effective Date, if any, shall be cancelled.

                         (D)  Each share of FLC Capital Stock
     issued and held in the treasury of FLC or owned by any FLC Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                         (E)  No fraction of a whole share of
     Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of FLC Capital Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date, and, in the case of FLC Series A Preferred Stock, further multiplied by 0.8.

                         (F)  Each outstanding share of FLC
     Capital Stock the holder of which has perfected his dissenters rights under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Holding Company Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. FLC shall give Patriot prompt notice upon receipt by FLC of any such written demands for payment of the fair value of such shares of FLC Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "FLC Dissenting Shareholder"). If any FLC Dissenting Shareholder
     <PAGE 11> shall effectively withdraw or lose (through
     failure to perfect or otherwise) his right to such payment at any time, such holder's shares of FLC Capital Stock shall be converted into the right to receive Holding Company Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Holding Company, as the continuing corporation after the Consolidation.

               (f)  Stock Options.

                    (i)  On the Effective Date, each FLC Option
     and each Patriot Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of FLC Common Stock or Patriot Common Stock, as the case may be, and shall be converted automatically into an option to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each FLC Option and Patriot Option, in accordance with the terms of the applicable FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, and the stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) the Holding Company and its Board of Directors or a duly authorized committee thereof shall be substituted for FLC, Patriot or their respective Boards of Directors or duly authorized committee thereof administering such FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, (ii) each FLC Option and Patriot Option assumed by the Holding Company may be exercised solely for shares of the Holding Company Common Stock, (iii) the number of shares of Holding Company Common Stock subject to each Patriot Option shall be equal to the number of shares of Patriot Common Stock subject to such Patriot Option immediately prior to the Effective Date multiplied by the Patriot Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Patriot Option shall be adjusted by dividing the per share exercise price under each such Patriot Option by the Patriot Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent, (v) the number of shares of Holding Company Common Stock subject to each FLC Option shall be equal to the number of shares of FLC Common Stock subject to such FLC Option immediately prior to the Effective Date multiplied by the Applicable FLC Common and Senior Preferred Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (vi) the per share exercise price under each such FLC Option shall be adjusted by dividing the per share exercise price under each such FLC Option by the FLC Common and Senior Preferred Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.
      <PAGE 12> Notwithstanding clauses (iii), (iv), (v) and (vi)
     of the preceding sentence, each Patriot Option or FLC Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Patriot and FLC agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                    (ii)  As soon as practicable after the
     Effective Date, the Holding Company shall deliver to each participant in each FLC Stock Option Plan and the Patriot Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such FLC Stock Option Plan or Patriot Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Consolidation. Within 30 days after the Effective Date, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

               (g)  Surrender and Exchange of FLC and Patriot
Stock Certificates.

                    (i)  Exchange of Certificates.  Each holder
     of shares of FLC Capital Stock or Patriot Common Stock who surrenders to the Holding Company (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Holding Company Common Stock into which such holder's shares of FLC Capital Stock or Patriot Common Stock have been converted pursuant to the Consolidation, together with a check for cash in lieu of any fractional share in accordance with
     Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(E) hereof, as the case may be.

                    (ii) Rights Evidenced by Certificates. Each certificate for shares of Holding Company Common Stock issued in exchange for certificates for FLC Capital Stock or Patriot Common Stock pursuant to Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to Holding Company Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore
     <PAGE 13> evidencing shares of FLC Capital Stock or Patriot
     Common Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of Holding Company Common Stock pursuant to
     Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with
     Section 1.02(e)(i)(D) or Section 1.02(e)(ii)(E), as the case may be. If certificates for shares of FLC Capital Stock or Patriot Common Stock are exchanged for Holding Company Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Holding Company Common Stock, the Holding Company will pay cash in an amount equal to dividends theretofore payable on such Holding Company Common Stock and pay or deliver any other distribution to which holders of shares of Holding Company Common Stock have theretofore become entitled. Upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock in exchange for certificates for Holding Company Common Stock, the Holding Company also shall pay any dividends to which such holder of FLC Capital Stock, in the case of a holder of Patriot Common Stock, may be entitled as a result of the declaration of a dividend on the FLC Capital Stock or Patriot Common Stock by FLC or Patriot in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of FLC Capital Stock or any holder of Patriot Common Stock, for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.
     Until such time as certificates for shares of FLC Capital Stock or Patriot Common Stock are surrendered by a Patriot or FLC shareholder to the Holding Company for exchange, the Holding Company shall have the right to withhold dividends or any other distributions on the shares of Holding Company Common Stock issuable to such shareholder.

                    (iii) Exchange Procedures. Each certificate for shares of FLC Capital Stock or Patriot Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Holding Company Common Stock for which certificates will be issued pursuant to this
     Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Holding Company Common Stock
     <PAGE 14> or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Holding Company Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of FLC Capital Stock or Patriot Common Stock which are surrendered. As promptly as practicable after the Effective Date, the Holding Company shall send or cause to be sent to each shareholder of record of FLC Capital Stock or Patriot Common Stock transmittal materials for use in exchanging certificates representing FLC Capital Stock for certificates representing Holding Company Common Stock into which the FLC Capital Stock or Patriot Common Stock have been converted in the Consolidation. Certificates representing shares of Holding Company Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of FLC and Patriot as soon as reasonably possible but in no event later than twenty (20) business days following the receipt of certificates representing former shares of FLC Capital Stock or Patriot Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective
     Date).

                    (iv)  Closing of Stock Transfer Books;
     Cancellation of FLC and Patriot Certificates. Upon the Effective Date, the stock transfer books for FLC Capital Stock and Patriot Common Stock will be closed and no further transfers of shares of FLC Capital Stock or Patriot Common Stock will thereafter be made or recognized. All certificates for shares of FLC Capital Stock and Patriot Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by the Holding Company.

               (h) Anti-Dilution Provisions. If, FLC or Patriot has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of FLC Common Stock or Patriot Common Stock, (B) combined the outstanding shares of FLC Common Stock or Patriot Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of FLC Common Stock or Patriot Common Stock, or (D) reclassified the shares of FLC Common Stock or Patriot Common Stock, then the number of shares of Holding Company Common Stock to be delivered to FLC or Patriot shareholders who are entitled to receive shares of Holding Company Common Stock in exchange for shares of FLC Capital Stock or Patriot Common Stock shall be adjusted so that each FLC or Patriot shareholder shall be entitled to receive such number of shares of Holding Company Common Stock as such shareholder would
<PAGE 15> have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Patriot or FLC shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Patriot Exchange Ratio or the FLC Exchange Ratio, as the case may be, shall be adjusted downward by 7%).

                           ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF FLC

          FLC hereby represents and warrants to Patriot that, except as specifically set forth in the FLC Disclosure Schedule delivered to Patriot by FLC on the date hereof:

          Section 2.01  Organization.

               (a) FLC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FLC is a bank holding company duly registered under the BHCA. FLC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. FLC is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.

               (b)  First Lehigh Bank is a state bank duly
organized and validly existing under the laws of the Commonwealth of Pennsylvania. First Lehigh Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither First Lehigh Bank nor any other FLC Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.

               (c) There are no FLC Subsidiaries other than First Lehigh Bank and those identified in the FLC Disclosure
Schedule.

               (d) The deposits of First Lehigh Bank are insured by the FDIC to the extent provided in the FDIA.

               (e)  The respective minute books of FLC and First
Lehigh Bank and each other FLC Subsidiary accurately record, in all material respects, all material corporate actions of their
<PAGE 16> respective shareholders and boards of directors
(including committees).

               (f) Prior to the date of this Agreement, FLC has delivered to Patriot true and correct copies of the articles of incorporation and bylaws of FLC and the articles of incorporation and bylaws of First Lehigh Bank as in effect on the date hereof.

          Section 2.02  Capitalization.

               (a) The authorized capital stock of FLC consists of (a) 10,000,000 shares of common stock, $0.01 par value ("FLC Common Stock"), of which 2,056,140 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,500,000 shares of senior preferred stock, $.01 par value ("FLC Senior Preferred Stock"), of which 894,223 shares are issued or outstanding and (c) 1,000,000 shares of series A preferred stock, $.01 par value ("FLC Series A Preferred Stock"), of which 682,000 shares are issued and outstanding. Neither FLC nor First Lehigh Bank nor any other FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FLC Capital Stock or any other security of FLC or any securities representing the right to vote, purchase or otherwise receive any shares of FLC Capital Stock, or any other security of FLC, other than (i) shares issuable under the Patriot Option, (ii) 60,000 shares of FLC Common Stock issuable under the FLC Stock Option Plans upon the exercise of presently outstanding options,
(iii) with respect to the FLC Senior Preferred Stock, the right to receive cumulative dividends at the annual rate of $.25 per share and (iv) with respect to the FLC Series A Preferred Stock the right to receive cumulative dividends at the annual rate of $.3255 per share and the right to receive cumulative dividends in arrears of $832,467 as of June 30, 1998, all as set forth in detail in the FLC Disclosure Schedule.

               (b) The authorized capital stock of First Lehigh Bank consists of 10,500 shares of common stock, par value $20 per share ("First Lehigh Bank Common Stock"), of which 10,500 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by FLC. Neither FLC nor any FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any FLC Subsidiary or any other security of any FLC Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any FLC Subsidiary. Except as set forth in the FLC Disclosure Schedule, either FLC or First Lehigh Bank owns all of the outstanding shares of capital stock of each FLC Subsidiary free and clear of all liens, security interests,
<PAGE 17> pledges, charges, encumbrances, agreements and
restrictions of any kind or nature.

               (c) Except as set forth in the FLC Disclosure Schedule, neither (i) FLC, (ii) First Lehigh Bank nor (iii) any other FLC Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of FLC and FLC Subsidiaries, equity interests held by FLC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of FLC Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by FLC or First Lehigh Bank with respect to any other company's capital stock or the equity of any other person.

               (d) To the best of FLC's knowledge, except as disclosed in FLC's Annual Report on Form 10-KSB for the year ended December 31, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of any class of FLC Capital Stock.

          Section 2.03  Authority; No Violation.

               (a) FLC has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. First Lehigh Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by FLC and the completion by FLC of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FLC and, except for approval by the shareholders of FLC as required under the BCL, FLC's articles of incorporation and bylaws, no other corporate proceedings on the part of FLC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FLC and, subject to approval of the shareholders of FLC as required under the BCL, FLC's articles of incorporation and bylaws and receipt of the required approvals from Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of FLC, enforceable against FLC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by First Lehigh Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of First Lehigh Bank, enforceable against First Lehigh Bank in accordance with its terms, subject to required approvals of Regulatory Authorities, and subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar
<PAGE 18> laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by FLC, (B) the execution and delivery of the Bank Plan of Merger by First Lehigh Bank, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (D) compliance by FLC or First Lehigh Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of FLC or any FLC Subsidiary;
(ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FLC or any FLC Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the FLC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FLC or any FLC Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which FLC or any FLC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FLC.

          Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section 3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of FLC under the BCL, FLC's articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by FLC as sole shareholder of First Lehigh Bank under the Pennsylvania Banking Code of 1965, as amended, and by the First Lehigh Bank Board of Directors, and except as disclosed in the FLC Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by FLC or the Bank Plan of Merger by First Lehigh Bank, and (b) the completion by FLC of the transactions contemplated hereby or by First Lehigh Bank of the Bank Merger. As of the date hereof, FLC has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions,
<PAGE 19> limitations or restrictions unacceptable to it or which would adversely impact FLC's or First Lehigh Bank's ability to complete the transactions contemplated by this Agreement or that
(ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

          Section 2.05  Financial Statements.

               (a)  FLC has previously delivered, or will
deliver, to Patriot the FLC Regulatory Reports. The FLC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of FLC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) FLC has previously delivered to Patriot the FLC Financials. The FLC Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of FLC as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein and in the FLC Disclosure Schedule.

               (c) At the date of each balance sheet included in the FLC Financials or the FLC Regulatory Reports, neither FLC nor First Lehigh Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLC Financials or FLC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate to FLC and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.
  <PAGE 20>
          Section 2.06  Taxes.

               (a) FLC and the FLC Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). FLC has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to FLC and all FLC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from FLC and any FLC Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which
(i) are not delinquent or (ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to FLC or any FLC Subsidiary.

          Section 2.07 No Material Adverse Effect. FLC has not suffered any Material Adverse Effect since March 31, 1998.

          Section 2.08  Contracts.

               (a) Except as described in FLC's Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1996 and 1997, previously delivered to Patriot, in the footnotes to the audited consolidated financial statements of FLC as of December 31, 1997, and for the three years ended December 31, 1997, or in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of FLC or any FLC Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of FLC or any FLC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FLC or any FLC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any FLC Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FLC or any FLC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or
<PAGE 21> after the Closing Date to Patriot or any Patriot
Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any FLC Subsidiary to engage in any type of banking or bank-related business permissible under law.

               (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) or described in the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997 or in a footnote to the FLC Financials, have been provided to Patriot on or before the date hereof, are listed on the FLC Disclosure Schedule and are in full force and effect on the date hereof and neither FLC nor any FLC Subsidiary (nor, to the knowledge of FLC, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach or default has resulted in or will result in a Material Adverse Effect with respect to FLC. Except as set forth in the FLC Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the FLC Disclosure Schedule, none of the employees (including officers) of FLC or any FLC Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the FLC Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which FLC or any FLC Subsidiary is a party or under which FLC or any FLC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the FLC Disclosure Schedule, no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FLC or any FLC Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires FLC or any FLC Subsidiary to provide a benefit in the form of FLC Common Stock or determined by reference to the value of FLC Common Stock.

          Section 2.09  Ownership of Property; Insurance
Coverage.

               (a) FLC and the FLC Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by FLC or any FLC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the FLC Regulatory Reports and in the FLC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been
<PAGE 22> disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank,
(ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) items permitted under
Article IV, and (iv) the items disclosed in the FLC Disclosure Schedule. FLC and the FLC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by FLC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the FLC Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the FLC Financials.

               (b) With respect to all agreements pursuant to which FLC or any FLC Subsidiary has purchased securities subject to an agreement to resell, if any, FLC or such FLC Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

               (c)  FLC and the FLC Subsidiaries currently
maintain insurance considered by FLC to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither FLC nor any FLC Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or
(ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth on the FLC Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by FLC or First Lehigh Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last ten years FLC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

          Section 2.10 Legal Proceedings. Except as set forth in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to any, and there are no pending or, to the best of FLC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against FLC or any FLC Subsidiary, (ii) to which FLC or any FLC Subsidiary's assets are or may be subject,
<PAGE 23> (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FLC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FLC.

          Section 2.11  Compliance With Applicable Law.

               (a) Except as set forth in the FLC Disclosure Schedule, FLC and FLC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on FLC.

               (b) Except as set forth on the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary has received any notification or communication from any Regulatory Authority
(i) asserting that FLC or any FLC Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FLC or any FLC Subsidiary; (iii) requiring or threatening to require FLC or any FLC Subsidiary, or indicating that FLC or any FLC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FLC nor any FLC Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed in the FLC Financials or in the FLC Disclosure Schedule.

          Section 2.12 ERISA. FLC has previously delivered to Patriot true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, severance plans, policies and agreements, group insurance
<PAGE 24> plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the FLC Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of FLC or any FLC Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither FLC, any FLC Subsidiary nor any pension plan maintained by FLC or any FLC Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to FLC, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA
Section 4043 occurred with respect to any such pension plan.
With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither FLC nor any FLC Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by FLC or any FLC Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to FLC. FLC and the FLC Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither FLC nor any FLC Subsidiary is aware of any existing or contemplated audit of any of its employee benefit
<PAGE 25> plans by the Internal Revenue Service or U.S.
Department of Labor.

          Section 2.13 Brokers, Finders and Financial Advisors. Except for FLC's engagement of McGuire Performance Solutions LLC and Danielson Associates Inc. in connection with the transactions contemplated by this Agreement, neither FLC nor any FLC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the FLC Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the FLC Financials. The FLC Disclosure Schedule shall contain as an exhibit the engagement letter between FLC and Danielson Associates Inc.

          Section 2.14 Environmental Matters. Except as set forth in the FLC Disclosure Schedule, to the knowledge of FLC, neither FLC nor any FLC Subsidiary, nor any properties owned or occupied by FLC or any FLC Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to FLC. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of FLC, threatened, relating to the liability of any property owned or occupied by FLC or any FLC Subsidiary under any Environmental Law.

          Section 2.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the FLC Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the FLC Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

          Section 2.16 Information to be Supplied. The information to be supplied by FLC and First Lehigh Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by
<PAGE 26> FLC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

          Section 2.17 Securities Documents. FLC has delivered to Patriot copies of its (i) annual reports on SEC Form 10-KSB for the years ended December 31, 1997, 1996 and 1995 and (ii) a quarterly report on SEC Form 10-Q for the quarter ended March 31, 1998. Such reports complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

          Section 2.18 Related Party Transactions. Except as disclosed (i) in the FLC Disclosure Schedule (which shall include disclosure of all transactions between FLC or First Lehigh Bank, on the one hand, and James L. Leuthe and any Affiliate of Mr. Leuthe, on the other hand), (ii) the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997, or (iii) in the footnotes to the FLC Financials, FLC is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of FLC (except an FLC Subsidiary); and all such transactions (a) were made in the ordinary course of business,
(b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the FLC Disclosure Schedule, no loan or credit accommodation to any Affiliate of FLC is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither FLC nor First Lehigh Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Lehigh Bank is inappropriate.

          Section 2.19 Loans. Each loan reflected as an asset in the FLC Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FLC.

          Section 2.20 Fairness Opinion. FLC has received a written opinion from Danielson Associates Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of FLC pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

          Section 2.21  Quality of Representations.  The
representations made by FLC in this Agreement are true, correct and complete in all material respects, and do not omit statements
<PAGE 28> necessary to make them not misleading under all facts and circumstances.

                           ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF PATRIOT

          Patriot hereby represents and warrants to FLC that, except as set forth in the Patriot Disclosure Schedule delivered by Patriot to FLC on or prior to the date hereof:

          Section 3.01  Organization.

               (a) Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Patriot is a bank holding company duly registered under the BHCA. Patriot has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Patriot Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Patriot nor any Patriot Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania or the State of Delaware, except where the failure to be so qualified would not have a Material Adverse Effect on Patriot.

               (b) Patriot Bank is a state-chartered bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Patriot Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

               (c) The deposits of Patriot Bank are insured by the FDIC to the extent provided in the FDIA.

          Section 3.02  Capitalization.

               (a)  The authorized capital stock of Patriot
consists of 12,000,000 shares of capital stock divided into
(a) 10,000,000 shares of common stock, $.01 par value ("Patriot Common Stock"), of which, at the date of this Agreement, 1,579,944 shares were issued and held by Patriot as treasury stock and 5,448,687 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (b) 2,000,000 shares of preferred $.01 par value, of which, at the date of this Agreement, none were issued and outstanding.
Neither Patriot nor Patriot Bank nor any other Patriot Subsidiary has or is bound by any subscription, option, warrant, call,
<PAGE 29> commitment, agreement, plan or other Right of any
character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Patriot Common Stock or any other security of Patriot or any securities representing the right to vote, purchase or otherwise receive any shares of Patriot Common Stock or any other security of Patriot, other than (i) options to acquire 652,841 shares of Patriot Common Stock under Patriot Stock Option Plan and (ii) the employee stock purchase plan.

               (b) The authorized capital stock of Patriot Bank consists of 10,000,000 shares of common stock, par value $1.00 per share ("Patriot Bank Common Stock"), of which 1,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Patriot, and 2,000,000 shares of preferred stock, none of which is outstanding. Either Patriot or Patriot Bank owns all of the outstanding shares of capital stock of each Patriot Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

               (c) To the best of Patriot's knowledge, except as disclosed in Patriot's proxy statement dated March 20, 1998, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Patriot Common Stock.

          Section 3.03  Authority; No Violation.

               (a)  Patriot has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Patriot Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Patriot and the completion by Patriot of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Patriot and, except for approval of the shareholders of Patriot as required by the DGCL, Patriot's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Patriot are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Patriot and, subject to approval by the shareholders of Patriot and receipt of the required approvals of Regulatory Authorities described in
Section 3.04 hereof, constitutes the valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Patriot Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Patriot Bank,
<PAGE 30> enforceable against Patriot Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

               (b)  (A) The execution and delivery of this
Agreement by Patriot, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (C) compliance by Patriot with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or other organizational document or bylaws of Patriot or any Patriot Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Patriot or any Patriot Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Patriot or any Patriot Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Patriot or any Patriot Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Patriot.

          Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the FRB, the FDIC, the PDB, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Patriot, and except as disclosed in the Patriot Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Patriot, and (b) the completion by Patriot of the transactions contemplated hereby. As of the date hereof, Patriot has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Patriot's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to
<PAGE 31> the completion of the transactions contemplated by this
Agreement.

          Section 3.05  Financial Statements.

               (a)  Patriot has made the Patriot Regulatory
Reports available to FLC for inspection. The Patriot Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Patriot as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

               (b) Patriot has previously delivered, or will deliver, to FLC the Patriot Financials. The Patriot Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Patriot as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

               (c) At the date of each balance sheet included in the Patriot Financials or Patriot Regulatory Reports, neither Patriot nor Patriot Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Patriot Financials or Patriot Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate to Patriot and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

          Section 3.06  Taxes.

               (a) Patriot and the Patriot Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). Patriot has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Patriot and all Patriot Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed
<PAGE 32> to be due from Patriot and any Patriot Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

               (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Patriot or any Patriot Subsidiary.

          Section 3.07 No Material Adverse Effect. Patriot has not suffered any Material Adverse Effect since March 31, 1998.

          Section 3.08 Legal Proceedings. Except as set forth in the Patriot Disclosure Schedule, neither Patriot nor any Patriot Subsidiary is a party to any, and there are no pending or, to the best of Patriot's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature
(i) against Patriot or any Patriot Subsidiary, (ii) to which Patriot's or any Patriot Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Patriot to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Patriot.

          Section 3.09  Compliance With Applicable Law.

               (a) Patriot and the Patriot Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Patriot.

               (b) Neither Patriot nor any Patriot Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Patriot or any Patriot Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Patriot or any Patriot Subsidiary; (iii) requiring or threatening to require Patriot or any Patriot Subsidiary, or indicating that Patriot or any Patriot Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of
<PAGE 33> Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Patriot nor any Patriot Subsidiary has consented to or entered into any Regulatory Agreement.

          Section 3.10 Information to be Supplied. The information to be supplied by Patriot for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Patriot for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

          Section 3.11 ERISA. Patriot has previously delivered or made available to FLC true and complete copies of the employee pension benefit plans which it currently maintains within the meaning of ERISA Section 3(2), including profit sharing plans, stock purchase plans, deferred compensation and severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA
Section 3(1) (including, if applicable, vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Patriot Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Patriot or any Patriot Subsidiary, together with
(i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. To the best of Patriot's knowledge, neither Patriot, any Patriot Subsidiary, nor any pension plan maintained by Patriot or any Patriot Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any
<PAGE 34> pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Patriot, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the fair market value of the assets under such plan exceeds the present value of the accrued benefits liability as of the end of the most recent plan year with respect to such plan calculated on the basis of the actual assumptions used in the most recent actuarial valuation for such plan. Neither Patriot nor any Patriot Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of Patriot's knowledge, all "employee benefit plans," as defined in ERISA
Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of Patriot's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA
Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Patriot or any Patriot Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Patriot. Patriot and the Patriot Subsidiaries comply with the continuation coverage rules applicable to its group health plan(s) for covered employees and "qualified beneficiaries" of covered employees (as defined in IRC
Section 4980B(g)), in accordance with the provisions of IRC
Section 4980B(f).  Such group health plans are in compliance with
Section 1862(b)(1) of the Social Security Act. Neither Patriot nor any Patriot Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

          Section 3.12 Brokers, Finders and Financial Advisors. Except for Patriot's engagement of Janney Montgomery Scott Inc. ("JMS") in connection with the transactions contemplated by this Agreement, neither Patriot nor any Patriot Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the Patriot Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with
<PAGE 35> any transaction other than the Consolidation, which has not been reflected in the Patriot Financials.

          Section 3.13 Securities Documents. Patriot has delivered to FLC copies of its (i) annual reports on SEC
Form 10-K for the years ended December 31, 1997 and 1996,
(ii) quarterly reports on SEC Form 10-Q for the quarter ended March 31, 1998, and (iii) proxy materials used in connection with its annual meetings of shareholders held in 1998, 1997 and 1996. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

          Section 3.14 Fairness Opinion. Patriot has received a written opinion from JMS to the effect that, as of the date hereof, the consideration to be received by shareholders of Patriot pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

          Section 3.15  Quality of Representations.  The
representations made by Patriot in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                           ARTICLE IV
                    COVENANTS OF THE PARTIES

          Section 4.01  Conduct of FLC's Business.

               (a)  From the date of this Agreement to the
Closing Date, FLC and its Subsidiaries will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Patriot. FLC will use its best efforts, and will cause each of the Subsidiaries to use its best efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and
(iii) preserve for itself the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Patriot in writing or as permitted or required by this Agreement, FLC will, or will not permit any Subsidiary to:

                    (i)  amend or change any provision of its
     articles of incorporation or bylaws;

                    (ii) change the number of authorized or
     issued shares of its capital stock or issue any shares or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or
     <PAGE 36> reclassify any shares of capital stock, or
     declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) FLC may issue up to an aggregate of 60,000 shares of FLC Common Stock upon the valid exercise of presently outstanding FLC Options,
     (B) FLC may pay required dividends on the FLC Senior Preferred Stock and the FLC Series A Preferred Stock, (C) FLC may pay the cumulative dividends in arrears on the FLC Series A Preferred Stock, (D) FLC may issue shares of FLC Common Stock pursuant to the Patriot Lock-Up Option, and
     (E) FLC may issue shares of FLC Common Stock upon the conversion of any outstanding shares of FLC Senior Preferred Stock or FLC Series A Preferred Stock;

                    (iii)  grant any severance or termination pay
     to, or, enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director;

                    (iv)  merge or consolidate any Subsidiary
     with any other corporation; sell or lease all or any substantial portion of the assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

                    (v) sell or otherwise dispose of the capital stock or sell or otherwise dispose of any of its assets or the assets of any Subsidiary other than in the ordinary course of business consistent with past practice; subject any of its assets to a lien, pledge, security interest or other encumbrance (other than in connection with government deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in Federal Home Loan Bank advances and "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                    (vi)  take any action which would result in
     any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof except as otherwise contemplated or permitted by this
     <PAGE 37> Agreement, or in any of the conditions set forth in Article V hereof not being satisfied, except in each case as may be required by applicable law;

                    (vii)  change any method, practice or
     principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority;

                    (viii)  waive, release, grant or transfer any
     rights of value or modify or change in any material respect any existing material agreement to which it or any Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                    (ix)  implement any pension, retirement,
     profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or, except as required by law and except as set forth in Section 4.10, materially amend any existing plan or arrangement;

                    (x) purchase any security for its investment portfolio;

                    (xi)  amend or otherwise modify the
     underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business;

                    (xii)  enter into, renew, extend or modify
     any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

                    (xiii)  change deposit or loan rates;

                    (xiv)  enter into any interest rate swap,
     floor or cap or similar commitment, agreement or arrangement;

                    (xv)  except for the execution of this
     Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                    (xvi)  take any action that would preclude
     the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the IRC; or

                    (xvii)  agree to do any of the foregoing.

          For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for FLC to do any
<PAGE 38> of the following:  (i) make any capital expenditure without the prior written consent of Patriot other than payments under a contract to purchase furniture at the Walnutport branch in the amount of $11,000 and a contract to purchase an ATM machine in the amount of $23,900; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $10,000, other than pledges of assets to secure Federal Home Loan Bank advances or government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, in each case, in the ordinary course of business; or
(iii) undertake or enter any lease, contract or other commitment for its account, involving a loan or payment of more than $10,000, or containing a material financial commitment and extending beyond 12 months from the date hereof.

          Section 4.02  Access; Confidentiality.

               (a) From the date of this Agreement through the Closing Date, FLC or Patriot, as the case may be, shall afford to, and shall cause each FLC Subsidiary or Patriot Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of FLC and Patriot will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

               (b) FLC and Patriot each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

               (c) All information furnished to Patriot by FLC or by FLC to Patriot previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence.

               (d) A representative of Patriot shall be invited to attend all meetings of the FLC Board of Directors and any committee thereof and all management committee meetings, including without limitation, loan, asset/liability and investment committee meetings (or the functional equivalent).

          Section 4.03  Regulatory Matters and Consents.

               (a) FLC and Patriot shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be
<PAGE 39> filed with the SEC by Patriot and FLC on behalf of the
Holding Company. The Registration Statement shall conform to all applicable legal requirements. Patriot shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and FLC and Patriot shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Patriot will advise FLC, promptly after Patriot receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Patriot shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Patriot will provide FLC with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as FLC may reasonably request.

               (b) Patriot and FLC will prepare all Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

               (c) Each party will furnish the other with all information concerning itself and its Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

               (d)  Patriot and FLC shall have the right to
review in advance, and each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby. <PAGE 40>

               (e) Each party will promptly furnish the other with copies of all Applications and other written communications to, or received from, any Regulatory Authority in respect of the transactions contemplated hereby.

          Section 4.04 Taking of Necessary Action. Patriot and FLC shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Consolidation as soon as practicable after the date hereof, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither party or its Subsidiaries shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of the other party, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Consolidation pursuant to this Agreement; provided that nothing herein contained shall preclude Patriot from exercising its rights under this Agreement or the Patriot Lock-Up Option.

          Section 4.05  Indemnification; Insurance.

               (a) Indemnification. Except as specified in the Standstill Agreement, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of either party or any of their respective Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of either party, any of their respective Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of such party. On or after the Effective Date, the Holding Company shall indemnify, defend and hold harmless all prior and then-existing directors and officers of FLC, Patriot or their respective Subsidiaries, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of the
<PAGE 41> Holding Company) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FLC, Patriot or their respective Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by FLC, Patriot or their respective Subsidiaries, as the case may be, as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee may not be indemnified by the Holding Company if such indemnification is prohibited by applicable law.

               (b)  Insurance.  The Holding Company shall
maintain a directors' and officers' liability insurance policy providing coverage amounts not less than the greater of coverage amounts provided under the FLC or Patriot directors and officers' liability insurance policy and on terms generally no less favorable, including Patriot's existing policy if it meets the foregoing standard. Such policy shall cover persons who are currently covered by the FLC and Patriot insurance policies for a period of six years after the Effective Date, except that the Holding Company shall have no obligation to provide insurance coverage for Mr. Leuthe with respect to any matter described in
Section 7(a)(i) of the Standstill Agreement.

               (c) Assumption. In the event that the Holding Company or any of its respective successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or consolidation or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 4.05.

          Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, FLC shall and shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than the other party to this Agreement or an affiliate of such party) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any
<PAGE 42> other party with respect to an Acquisition Transaction.
FLC will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Patriot hereto with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in this sentence of the obligations undertaken in this Section 4.06. FLC will notify Patriot orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received or any such negotiations or discussions are sought to be initiated or continued. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Patriot hereto (i) a merger or consolidation, or any similar transaction, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of FLC or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of FLC's equity securities.

          Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. FLC shall promptly advise Patriot of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. FLC shall update its Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve FLC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in
Section 5.01(c).

          Section 4.08  Current Information.

               (a) Ongoing Communications. During the period from the date of this Agreement to the Effective Date, FLC shall, cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of Patriot regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31) FLC and Patriot will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31, FLC and Patriot will deliver to the other party its Annual Report on Form 10-K. In addition, within fifteen (15) days after the end of each month that is not a
<PAGE 43> quarter end, FLC shall deliver to Patriot an interim consolidated balance sheet as of such month end and an income statement for the month and year-to-date then ended.

               (b) Board Minutes. FLC shall provide to Patriot a copy of the minutes of any meeting of the Board of Directors of FLC or any Subsidiary, or any committee thereof, or any senior management committee, but in any event within 10 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 10 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

          Section 4.09 Undertakings by FLC. From and after the date of this Agreement, FLC shall:

               (a) Phase I Environmental Audit. Permit Patriot, if Patriot elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by FLC or any of its Subsidiaries on the date hereof;

               (b) Timely Review. If requested by Patriot and at Patriot's expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue its report on such financial statements as soon as is practicable thereafter;

               (c)  Outside Service Bureau Contracts.  If
requested to do so by Patriot, use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services or any Subsidiary, on terms and conditions mutually acceptable to each party;

               (d)  List of Nonperforming Assets.  Provide
Patriot, within fifteen (15) days after the monthly meeting of its Loan Review Committee, a written list of nonperforming assets, classified assets and problem loans as of the end of such month; and

               (e)  Shareholders Meetings.  Take all action
necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of FLC and the Board of Directors of Patriot will recommend that the shareholders of FLC and Patriot, respectively, approve this Agreement and the transactions contemplated hereby. If required by Patriot, FLC, shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.
  <PAGE 44>
               (f) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form, substance and timing of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to shareholders and internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

               (g) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

               (h) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

               (i) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

               (j) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective
Subsidiaries on or before the date such returns are due
(including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

          Section 4.10 Employee Benefits. On and after the Effective Date, the fringe benefits (including miscellaneous benefits) welfare benefit plans and pension benefit (retirement) plans of Patriot shall become the fringe benefits, welfare benefit plans and pension benefit (retirement) plans of the Holding Company. After Closing, the Holding Company will initially maintain the FLC employee benefit plans and will study whether to freeze, terminate, merge or otherwise consolidate such FLC plans with the Holding Company employee benefit plans.

          Section 4.11 Nasdaq Listing. Patriot shall use all reasonable efforts to cause the shares of the Holding Company Common Stock to be issued in connection with the Consolidation to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Date.

          Section 4.12 Affiliate Letters. FLC shall use its best efforts to cause each person who may be deemed to be an Affiliate of FLC, to execute and deliver to Patriot as soon as
<PAGE 45> practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of FLC and Patriot to be called pursuant to Section 4.09(f) hereof, a written agreement in the form of Exhibit 1.

          Section 4.13   Severance Pay.  After the Effective
Date, employees of FLC or any of their respective Subsidiaries who are involuntarily terminated, shall receive the severance pay specified in Patriot's severance plan.

          Section 4.14 Disposition of FLC Equity Portfolio. Within thirty (30) days of the date of this Agreement and subject to the exercise by the FLC Board of Directors of their fiduciary duty, FLC and Patriot shall jointly develop a plan to sell all of FLC's equity portfolio other than Patriot Common Stock in an orderly fashion provided, however, that FLC shall consult with the Chief Financial Officer of Patriot prior to the execution of each sale and with respect to the reinvestment of the proceeds of such sales.

          Section 4.15   Sale of FLC Headquarters.  Within thirty
(30) days of the date of this Agreement, FLC shall list for sale with a broker acceptable to Patriot the property owned by FLC and located at 1620 Pond Road, Allentown, Pennsylvania.

          Section 4.16 Conduct of Patriot. From the date hereof to the Closing Date, except as otherwise consented to or approved by FLC in writing or as permitted or required by this Agreement, Patriot will not take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the IRC.

          Section 4.17 Closing Date. The parties desire the Closing Date to be on or before November 1, 1998, and shall observe their covenants in Sections 4.03 and 4.04 and elsewhere in this Agreement in an attempt to achieve such date. If such date is not practicably attainable, the parties acknowledge that the Closing Date may not be able to occur until after January 4, 1999, due to the inability of certain third party processors to accommodate (during the period November 1, 1998 through December 31, 1998) the systems conversions of Patriot Bank and First Lehigh Bank that are to occur concurrently with the Closing Date.

                            ARTICLE V
                           CONDITIONS

          Section 5.01 Mutual Conditions to the Obligations of FLC and Patriot under this Agreement. The obligations of FLC and Patriot hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by both parties pursuant to Section 7.03 hereof:

               (a) Corporate Proceedings. All action required to be taken by, or on the part of, each party to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken and each party shall have received certified copies of the resolutions of the other party evidencing such authorizations;

               (b) Covenants. The obligations and covenants of each party required by this Agreement to be performed by each party at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

               (c)  Representations and Warranties.  The
representations and warranties of each party set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty
(i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

               (d) Approvals of Regulatory Authorities. The parties shall have received all required approvals of Regulatory Authorities of the Consolidation, without the imposition of any term or condition that would have a Material Adverse Effect on the Holding Company upon completion of the Consolidation and all notice and waiting periods required thereunder shall have expired or been terminated;

               (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

               (f) Officer's Certificate. Each party shall have delivered to the other party a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

               (g) Opinions of Counsel. FLC shall have received an opinion of Stevens & Lee, counsel to Patriot, dated the Closing Date, in form and substance reasonably satisfactory to FLC and its counsel to the effect set forth on Exhibit 6 attached hereto and Patriot shall have received an opinion of counsel of Duane, Morris & Heckscher LLP, counsel to FLC, dated the Closing Date, in form and substance reasonably satisfactory to Patriot
<PAGE 47> and its counsel to the effect set forth in Exhibit 7 attached hereto;

               (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

               (i) Tax Opinion. Each party shall have received an opinion of Stevens & Lee substantially to the effect set forth on Exhibit 8 attached hereto;

               (j) Approval of Shareholders. This Agreement shall have been approved by the shareholders of FLC and Patriot by such vote as is required under BCL, the DGCL, their respective articles or certificates of incorporation and bylaws or under Nasdaq requirements applicable to it;

               (k)  Nasdaq Listing.  The Holding Company Common
Stock shall be approved for quotation on the Nasdaq National
Market System;

               (l)  Dividends on FLC Preferred Stock.  The
accrued but unpaid dividends in arrears on the FLC Series A
Preferred Stock shall be paid on or before the Closing Date;

               (m) Other. Each party shall have furnished the other party with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.01 as each party may reasonable request.

          Section 5.02 Additional Conditions to the Obligations of Patriot. The obligation of Patriot hereunder shall be subject to satisfaction at or prior to the Closing of each of the following conditions unless waived by Patriot pursuant to
Section 7.03.

               (a) Conversion Rights. No adjustment shall have occurred with respect to the conversion rights of any holder of FLC Senior Preferred Stock or FLC Series A Preferred Stock.

               (b) Termination of Regulatory Agreements. On or prior to the Closing Date each Regulatory Agreement to which FLC or First Lehigh Bank is a party shall have been terminated by the applicable Regulatory Authority.
  <PAGE 48>
               (c) FDIC Consent to Standstill Agreement. The FDIC, pursuant to the provisions of the FDIC order dated June 26, 1998 with respect to Mr. Leuthe, shall have consented in writing to the terms and conditions of the Standstill Agreement.

               (d) Funding of Escrow. Mr. Leuthe shall have executed the escrow agreement and funded the escrow required by
Section 7 of the Standstill Agreement.

               (e)  Compliance with Standstill Agreement.
Mr. Leuthe shall have complied with all provisions of the Standstill Agreement required to be complied with prior to or concurrently with the completion of the Consolidation, including without limitation, the execution of a proxy in favor of the Board of Directors of the Holding Company.

               (f) Repayment of Indebtedness. Mr. Leuthe shall have repaid in full all outstanding indebtedness of Mr. Leuthe to First Lehigh Bank.

                           ARTICLE VI
                TERMINATION, WAIVER AND AMENDMENT

          Section 6.01  Termination.  This Agreement may be
terminated on or at any time prior to the Closing Date:

               (a) By the mutual written consent of the parties hereto;

               (b)  By Patriot or FLC:

                    (i)  if the Closing Date shall not have
     occurred on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                    (ii)  if either party has received a final
     unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, or will not be granted absent the imposition of terms and conditions which would not permit satisfaction of the condition set forth at
     Section 5.01(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

               (c)  By FLC, if the Patriot Market Value is less
than $12.26;   <PAGE 49>

               (d) at any time on or prior to the Effective Date, by FLC in writing if Patriot has, or by Patriot in writing if FLC has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, which in the case of a breach by Patriot would have a Material Adverse Effect on Patriot or in the case of a breach by FLC would have a Material Adverse Effect on FLC, in any case, if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect;

               (e) by either the Board of Directors of Patriot or the Board of Directors of FLC if their shareholders shall have not approved this Agreement by the requisite vote; provided, however, that no termination right shall exist hereunder if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve this Agreement shall have otherwise withdrawn, modified or changed in a manner adverse to the other party its approval or recommendation of this Agreement and the transactions contemplated thereby.

          Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(c) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Patriot or FLC to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Patriot Option. Nothing contained in this Section 6.02 shall be deemed to prohibit Patriot or FLC from maintaining an action against a third party for tortious interference or otherwise.

                           ARTICLE VII
                          MISCELLANEOUS

          Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

          Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g),
<PAGE 50> and 4.05, hereof, which will survive the Consolidation, shall terminate on the Closing Date.

          Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may
(a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or
(d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of FLC or Patriot have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of FLC Common Stock or Patriot Common Stock upon consummation of the Consolidation, change any terms of the articles of Holding Company or otherwise materially adversely affect the shareholders of FLC or Patriot without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

          Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

          Section 7.06  Notices.  All notices or other
communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

               (a)  If to Patriot, to:

                    Patriot Bank Corp.
                    High and Hanover Streets
                    Pottstown, Pennsylvania  19464

                    Attention:  Joseph W. Major,
                                President and Chief Executive
                                Officer

                    Telecopy No.:  (610) 323-0914

                    with a copy to:

                    Stevens & Lee
                    One Glenhardie Corporate Center
                    1275 Drummers Lane
                    P.O. Box 236
                    Wayne, Pennsylvania  19087-0236

                    Attention:  Jeffrey P. Waldron, Esquire

                    Telecopy No.:  (610) 687-1384

               (b)  If to FLC, to:

                    First Lehigh Corporation
                    1620 Pond Road
                    Allentown, Pennsylvania  18104

                    Attention:  Wilbur R. Roat,
                                Director

                    Telecopy No.:  (610) 398-6693

                    with copies to:

                    Duane, Morris & Heckscher LLP
                    4200 One Liberty Place
                    Philadelphia, Pennsylvania  19103-7396

                    Attention:  Kathleen M. Shay, Esquire

                    Telecopy No.:  (215) 970-1020


          Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.
  <PAGE 52>
          Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 7.09  Severability.  If any provision of this
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

          Section 7.10  Governing Law.  This Agreement shall be
governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                              PATRIOT BANK CORP.

                              By  /s/ Joseph W. Major
                                   Joseph W. Major,
                                   President and
                                   Chief Executive Officer


                              FIRST LEHIGH CORPORATION

                              By  /s/ John H. McKeever
                                   John H. McKeever,
                                   Chairman of the Board and
                                   Acting President

                            EXHIBIT 1

                    FORM OF AFFILIATE LETTER


                          July 28, 1998



Patriot Bank Corp.
High and Hanover Streets
Pottstown, Pennsylvania  19464

Ladies and Gentlemen:

     Patriot Bank Corp. ("Patriot") and First Lehigh Corporation ("FLC") desire to enter into an agreement dated July 28, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) a new Pennsylvania corporation to be named Patriot Bank Corp. will be formed by Patriot and FLC (the "Holding Company"), (b) shareholders of Patriot shall receive shares of Holding Company common stock for shares of common stock of Patriot outstanding on the closing date, and
(c) shareholders of FLC shall receive shares of Holding Company common stock for shares of capital stock of FLC outstanding on the closing date (the foregoing, collectively, referred to herein as the "Consolidation").

     Patriot has requested, as an inducement to its execution and delivery to FLC of the Agreement, that the undersigned execute and deliver to Patriot this Letter Agreement.

     In consideration of the foregoing, each of the undersigned hereby irrevocably:

          (a) Agrees (i) to be present (in person or by proxy) at all meetings of shareholders of FLC called to vote for approval of the Agreement and the Consolidation so that all shares of capital stock of FLC then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) to vote or cause to be voted all shares owned by the undersigned on any record date for any meeting of shareholders of FLC called to vote on the Consolidation in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of FLC).

          (b) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of the Holding Company received in the Consolidation, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Holding Company common stock is effective and a prospectus is made available
<PAGE 54> under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to the Holding Company or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

          (c) Agrees that neither FLC nor the Holding Company shall be bound by any attempted sale of any shares of FLC capital stock or Holding Company common stock, respectively, in violation of this Agreement and FLC's and the Holding Company's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Holding Company common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

          (d) Agrees to use reasonable efforts to cause the provisions of subparagraph (b) hereof to be observed with respect to shares of Holding Company common stock and FLC common stock owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home,
(iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

          (e) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and
<PAGE 55> other laws affecting creditors' rights and general equitable principles.
                    _________________________

          This Letter Agreement may be executed in two or more
counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.
                    _________________________

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                    _________________________

     The undersigned intend to be legally bound hereby.

                              Sincerely,

                            EXHIBIT 2


                     STOCK OPTION AGREEMENT

          THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated July 28, 1998, is by and between FIRST LEHIGH CORPORATION, a Pennsylvania corporation ("FLC") and PATRIOT BANK CORP., a
Delaware corporation ("Patriot").

                           BACKGROUND

          1. Patriot and FLC desire to enter into an Agreement and Plan of Consolidation, dated July 28, 1998 (the "Agreement"), providing, among other things, for the creation by Patriot and FLC of a bank holding company which will issue shares of its common stock to the shareholders of Patriot and FLC (the "Consolidation").

          2. As a condition to Patriot to enter into the Agreement, FLC is granting to Patriot an option to purchase up to that number of shares of common stock, par value $.01 per share (the "Common Stock") of FLC as shall equal 19.9% of shares of Common Stock of FLC issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                            AGREEMENT

          In consideration of the foregoing and the mutual covenants and agreements set forth herein, Patriot and FLC, intending to be legally bound hereby, agree:

          1. Grant of Option. FLC hereby grants to Patriot, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 410,000 shares of Common Stock of FLC (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $[7.00], provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of FLC Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

          2.   Exercise of Option.

               (a) Provided that (i) Patriot shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Patriot may exercise the Option, in whole or in part, at
<PAGE 57> any time or one or more times, from time to time;
provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Consolidation, as provided in the Agreement,
(B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to Section 6.01(d), unless in the case of termination by FLC pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Patriot (a termination pursuant to Section 6.01(d), except a termination by FLC as a result of a willful breach by Patriot, being referred to herein as a "Default Termination"), (C) 18 months after the termination of the Agreement by Patriot or FLC pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

               (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

                    (ii)  a person or group, other than Patriot
     or an affiliate of Patriot, enters into an agreement or letter of intent or memorandum of understanding with FLC or FLC shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would
     (i) merge or consolidate, or enter into any similar transaction, with FLC, (ii) acquire all or substantially all of the assets or liabilities of FLC or all or substantially all of the assets or liabilities of First Lehigh Bank (or any successor subsidiary), the wholly-owned subsidiary of FLC ("First Lehigh Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of
     <PAGE 58> Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of First Lehigh Bank.

               (c)  As used herein, the term "Preliminary
Triggering Event" means the occurrence of any of the following events:

                    (i)  a person or group (as such terms are
     defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

                    (ii)  a person or group, other than Patriot
     or an affiliate of Patriot, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of FLC or all or substantially all the assets or liabilities of First Lehigh Bank, or any other business combination involving FLC or First Lehigh Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of First Lehigh Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of FLC called to vote on the Consolidation, FLC's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

                    (iii)  the Board of Directors of FLC shall
     (A) fail to recommend the Consolidation, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Patriot the recommendation of the Board of Directors of FLC with respect to the Agreement and thereafter FLC's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of Patriot; or

                    (iv)  a person or group, other than Patriot
     or an affiliate of Patriot, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly
     <PAGE 59> Withdrawn, FLC shall have breached any
     representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Patriot to terminate the Agreement under Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

          "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over FLC or in soliciting or inducing any other person (other than Patriot or an affiliate of Patriot) to do so.

          Notwithstanding the foregoing, the obligation of FLC to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate): (i) until the receipt of all required governmental or regulatory approvals or consents necessary for FLC to issue the Option Shares or Patriot to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate with respect to the Option Shares subject to any prior exercise.

          FLC shall notify Patriot promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by FLC shall not be a condition to the right of Patriot to exercise the Option. FLC will not take any action which would have the effect of preventing or disabling FLC from delivering the Option Shares to Patriot upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Patriot wishes to exercise the Option, Patriot shall send a written notice to FLC (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two
<PAGE 60> days after the later of receipt of any necessary
regulatory approvals or the expiration of any legally required notice or waiting period, if any.

          3.   Repurchase of Option by FLC.

               (a) Subject to the last sentence of Section 2(a), at the request of Patriot at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, FLC shall repurchase from Patriot (x) the Option and (y) all shares of Common Stock purchased by Patriot pursuant hereto with respect to which Patriot then has beneficial ownership. The date on which Patriot exercises its rights under this Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

                    (i)  the aggregate Purchase Price paid by
     Patriot for any shares of Common Stock acquired pursuant to the Option with respect to which Patriot then has beneficial ownership;

                    (ii)  the excess, if any, of (x) the
     Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                    (iii)  the excess, if any, of the Applicable
     Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Patriot for each share of Common Stock with respect to which the Option has been exercised and with respect to which Patriot then has beneficial ownership, multiplied by the number of such shares.

               Section 3, FLC shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to
Patriot in immediately available funds, and contemporaneously with such payment, Patriot shall surrender to FLC the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Patriot then has beneficial ownership, and Patriot shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the FRB, the PDB, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is
<PAGE 61> required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Patriot shall have the ongoing option to revoke its request for repurchase pursuant to Section 3, in whole or in part, or to require that FLC deliver from time to time that portion of the Section 3
Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory
Authority disapproves of any part of FLC's proposed repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to FLC. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to Patriot. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Patriot shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Patriot shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to
Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Patriot shall notify FLC of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

               (c)  For purposes of this Agreement, the
"Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market or OTC Bulletin Board during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of FLC's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FLC as determined by a nationally-recognized investment banking firm selected by Patriot, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either
<PAGE 62> of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Patriot and reasonably acceptable to FLC, which determination shall be conclusive for all purposes of this Agreement.

               (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of FLC, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) FLC shall have merged or consolidated with any person, other than Patriot or an affiliate of Patriot, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Patriot or an affiliate of Patriot, shall have merged into FLC and FLC shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of FLC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or
(iv) FLC shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Patriot or an affiliate of Patriot.

          4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Patriot will make payment to FLC of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by FLC, (b) FLC will deliver to Patriot a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Patriot or its designee, in such denominations as were specified by Patriot in its notice of exercise, and (c) Patriot will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

          A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option
Agreement, which legend will read substantially as follows:

               "The shares of stock evidenced by this
     certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless First Lehigh Corporation receives an opinion of counsel acceptable to it stating that an
     <PAGE 63> exemption from the registration provisions of
     the Act is available for such transfer."

          5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Patriot, FLC shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Patriot shall specify in its request, and FLC shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Patriot shall in no event have the right to have more than one such registration statement become effective, and provided further that FLC shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to FLC delivers to FLC and to Patriot its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that FLC may delay any registration of Option Shares above for a period not exceeding 90 days in the event that FLC shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by FLC. Patriot shall provide all information reasonably requested by FLC for inclusion in any registration statement to be filed hereunder. In connection with such filing, FLC shall use its reasonable best efforts to cause to be delivered to Patriot such certificates, opinions, accountant's letters and other documents as Patriot shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. FLC shall provide to Patriot such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Patriot may reasonably request.

          All reasonable expenses incurred by FLC in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for FLC and blue sky fees and expenses, shall be paid by FLC. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Patriot and any other expenses incurred by Patriot in connection with such filing shall be borne by FLC. In connection with such filing, FLC shall indemnify and hold harmless Patriot against any losses, claims, damages or liabilities, joint or several, to which Patriot may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact
<PAGE 64> required to be stated therein or necessary to make the statements therein not misleading; and FLC will reimburse Patriot for any legal or other expense reasonably incurred by Patriot in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FLC will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Patriot specifically for use in the preparation thereof. Patriot will indemnify and hold harmless FLC to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Patriot for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Patriot will reimburse FLC for any legal or other expense reasonably incurred by FLC in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

          6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

          7. Filings and Consents. Each of Patriot and FLC will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Patriot shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Patriot hereunder.

          8. Representations and Warranties of FLC. FLC hereby represents and warrants to Patriot as follows:

               (a) Due Authorization. FLC has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by FLC. This Stock Option Agreement constitutes a legal, valid and binding obligation of FLC, enforceable against FLC in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws
<PAGE 65> of general applicability relating to or affecting
creditors' rights or by general equity principles).

               (b)  Authorized Shares.  FLC has taken all
necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

          9.   Representations and Warranties of Patriot.
Patriot hereby represents and warrants to FLC that Patriot has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Patriot. This Stock Option Agreement constitutes a legal, valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

          10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

          11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

          12. Assignment or Transfer. Patriot may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a wholly-owned subsidiary of Patriot. Patriot represents that it is acquiring the Option for Patriot's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Patriot is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to
Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Patriot in connection therewith.

          13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation
<PAGE 66> of any governmental authority or any applicable order of any court or for any other purpose.

          14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

          15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

               (i)  If to FLC, to:


                    First Lehigh Corporation
                    1620 Pond Road
                    Allentown, PA  18104

                    Attention:  Wilbur R. Roat, Director

                    Telecopy No.:  (610) 398-6693

                    with a copy to:

                    Duane, Morris & Heckscher, LLP
                    4200 One Liberty Place
                    Philadelphia, Pennsylvania 19103-9396

                    Attention:  Kathleen M. Shay, Esquire

                    Telecopy No.:  (215) 979-1020

               (ii) If to Patriot, to:

                    Patriot Bank Corp.
                    High and Hanover Street
                    Pottstown, Pennsylvania 19464

                    Attention:  Joseph W. Major, President
                                and Chief Executive Officer

                    Telecopy No.:  (610) 323-0914
  <PAGE 67>
                    with copies to:

                    Stevens & Lee
                    One Glenhardie Corporate Center
                    Suite 202
                    1275 Drummers Lane
                    P.O. Box 236
                    Wayne, PA 19087

                    Attention:  Jeffrey P. Waldron, Esquire

                    Telecopy No.:  (610) 687-1384

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

          16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

          17.  Captions.  The captions in this Stock Option
Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

          18. Waivers and Extensions. The parties hereto may, by mutual written consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive in writing (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or
(ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

          19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

          20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.
  <PAGE 68>
          22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

          IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer as of the day and year first above written.


                              FIRST LEHIGH CORPORATION

                              By  /s/ John H. McKeever
                                     John H. McKeever, Chairman
                                     of the Board and Acting President

                              PATRIOT BANK CORP.

                              By  /s/ Joseph W. Major
                                     Joseph W. Major,
                                     President and Chief
                                     Executive Officer

                               EXHIBIT 3


                         STANDSTILL AGREEMENT

     Agreement made this 28th day of July, 1998 by and between Patriot Bank Corp., a Delaware corporation and registered bank holding company ("Patriot"), having its principal place of business at High and Hanover Streets, Pottstown, Pennsylvania 19464 and James L. Leuthe, an individual residing at 3514 Eton Road, Allentown, Pennsylvania 18104.

                              Background

     Patriot and First Lehigh Corporation, a Pennsylvania corporation and registered bank holding company ("FLC") have entered into an Agreement and Plan of Consolidation (the "Agreement") pursuant to which (i) FLC and Patriot will consolidate into a new Pennsylvania corporation (the "Holding Company"), to be named Patriot Bank Corp. (the "Consolidation") and, (ii) shareholders of FLC would receive
(A) shares of Holding Company common stock, no par value per share ("Holding Company Common Stock") in exchange for each share of issued and outstanding FLC common stock, par value $.01 per share ("FLC Common Stock"), (B) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Senior Preferred Stock (the "FLC Senior Preferred Stock") and (C) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Series A Preferred Stock (the "FLC Series A Preferred Stock" and together with the FLC Common Stock and the FLC Senior Preferred Stock, the "FLC Capital Stock") all as more particularly set forth in the Agreement.

     Mr. Leuthe is the Chairman of FLC and the owner of a substantial equity interest in FLC.

     As a condition of Patriot's willingness to execute the Agreement, Patriot has required Mr. Leuthe to enter into this Standstill Agreement pursuant to which Mr. Leuthe will agree to certain restrictions on the voting and disposition of his (i) FLC Capital Stock prior to the Consolidation and (ii) Holding Company Common Stock after the Consolidation, and certain other conditions and restrictions, and Mr. Leuthe has agreed to accept such conditions and restrictions.

                               Agreement

     The parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Representations, Warranties and Covenants of Mr. Leuthe.

     Mr. Leuthe represents, warrants and covenants as follows:
  <PAGE 70>
          (a) Mr. Leuthe has full power, right and authority to enter into this Agreement and to perform all transactions provided for in this Agreement.

          (b) Except for shares of FLC Capital Stock pledged to Citizens National Bank of Slatington to secure a loan in the approximate principal amount of $600,000 and shares of FLC Capital Stock pledged to Royal Bank of Pennsylvania to secure a loan in the approximate principal amount of $350,000, Mr. Leuthe owns free and clear of all liens and restrictions (except such restrictions upon transfer as may arise under federal or state securities laws as a result of Mr. Leuthe's status as an "affiliate" of FLC and restrictions imposed by the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") or the Pennsylvania Department of Banking ("PDB")) including without limitation any restrictions set forth in any agreement to which he may be a party, the following shares of FLC Capital Stock:

               (i)  seven hundred thousand (700,000) shares of FLC
Common Stock;

               (ii)  no shares of FLC Senior Preferred Stock;

               (iii) four hundred thousand (400,000) shares of FLC Series A Preferred Stock.; and

               (iv) no shares of Patriot common stock, no par value per share ("Patriot Common Stock").

In addition, Mr. Leuthe represents that he holds no options to acquire shares of FLC Common Stock and holds no other options to acquire FLC Capital Stock.

          (c) Subject to the terms of the FDIC Order (as hereinafter defined), Mr. Leuthe, in his capacity as Chairman of FLC and in his capacity as a shareholder of FLC Capital Stock shall use his best efforts to cause the transactions provided for in the Agreement to be completed. Mr. Leuthe, as a shareholder, shall be present (in person or by proxy) at all shareholder meetings FLC holds and his FLC Capital Stock may be counted for the purposes of determining the presence of a quorum at such meetings. Moreover, subject to the terms of the FDIC Order, Mr. Leuthe, as a shareholder, shall vote, or cause to be voted, all FLC Capital Stock beneficially owned by him and having the right to vote thereon to approve the Agreement at the special meeting of shareholders of FLC to be held to consider such approval and shall not vote any FLC Capital Stock in favor of any transaction with any person other than Patriot or aid, abet or otherwise lend his support to any other person in connection with any transaction or in connection with a tender offer or exchange offer. In addition, Mr. Leuthe shall disclose, or permit Patriot and FLC to disclose that he has entered into this Standstill Agreement and that he supports the Consolidation and recommends a vote in favor of the Consolidation.
  <PAGE 71>
          (d) Prior to the completion of the Consolidation, Mr. Leuthe shall not sell, transfer or otherwise dispose of, or permit the sale, transfer or other disposition of any FLC Capital Stock. During such period, Mr. Leuthe shall not engage in any negotiations or initiate discussions with any other party with respect to any sale, transfer or other disposition of any FLC Capital Stock, and shall not vote, or permit to be voted, any FLC Capital Stock in favor of any merger, consolidation, sale of assets, stock or similar transactions involving FLC or its subsidiary with any party other than Patriot or a subsidiary of Patriot.

          (e) Mr. Leuthe shall file on a timely basis an amendment to his report on Form 13-D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), with respect to the transactions provided for herein and shall provide Patriot with a copy thereof prior to its filing.

     2.   Representation and Warranties of Patriot.

     Patriot represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, right and authority to enter into this Standstill Agreement and to perform all transactions provided for in this Standstill Agreement. The execution, delivery and performance of this Standstill Agreement has been duly authorized by all necessary corporate or other action of Patriot.

     3.   Covenants of Mr. Leuthe.

     Prior to June 30, 2013, and subject to the further provisions hereof:

          (a) Except as provided pursuant to the Agreement, neither Mr. Leuthe nor any corporation, entity or other affiliate controlled by Mr. Leuthe (collectively, the "Leuthe Group"), will, directly or indirectly, acquire any FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock (except by way of stock dividends or other distributions or offerings made available to holders of FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock generally).

          (b) Mr. Leuthe shall take such actions as may be required so that all Holding Company Common Stock owned by a member of the Leuthe Group are voted for nominees to the Board of Directors of the Holding Company and, unless the Holding Company otherwise consents in writing, on all other matters to be voted on by the holders of Holding Company Common Stock in the manner directed by the Holding Company. The members of the Leuthe Group, as holders of Holding Company Common Stock, shall be present, in person or by proxy at all meetings of shareholders of the Holding Company so that all Holding Company Common Stock beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.
  <PAGE 72>
          (c) No member of the Leuthe Group shall deposit any Holding Company Common Stock in a voting trust or subject any Holding Company Common Stock to any arrangement or agreement with respect to the voting of such Holding Company Common Stock, except as may otherwise be required by the Federal Deposit Insurance Corporation ("FDIC") or the terms of this Standstill Agreement.

          (d) No member of the Leuthe Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Holding Company with respect to any matter.

          (e) No member of the Leuthe Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Holding Company Common Stock, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Leuthe Group).

          (f) Subject to paragraph 4(e), no member of the Leuthe Group shall, directly or indirectly, offer, sell or transfer any Holding Company Common Stock without first offering Patriot a right of first refusal in the manner provided in paragraph 4, except
(i) pursuant to a bona fide public offering registered under the Securities Act of 1933, as amended (the "Act") (provided that no sales of Holding Company Common Stock are made to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the Leuthe Group, own or have the right to acquire Holding Company Common Stock representing more than 1% of the total combined voting power of all Holding Company Common Stock then outstanding), and (ii) as the result of any pledge or hypothecation to a bona fide broker or financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Holding Company Common Stock (whether voluntarily or involuntarily).

          (g) Notwithstanding anything contained herein to the contrary, for the entire term of this Standstill Agreement, Mr. Leuthe
(i) hereby grants, and directs any party who acts as a record holder of FLC Capital Stock for Mr. Leuthe to grant, to the Board of Directors of Patriot an irrevocable proxy in the form attached hereto as Exhibit A to vote all shares of FLC Capital Stock at any special or regular meeting of shareholders of FLC and (ii) upon completion of the Consolidation, will grant, and will direct any party who acts as a record holder for Mr. Leuthe to grant, to the Board of Directors of the Holding Company an irrevocable proxy in the form attached hereto as Exhibit B to vote all shares of Holding Company Common Stock at any special or regular meeting of shareholders of the Holding Company. Each such proxy, in consideration of the Agreement and the benefit conferred upon Mr. Leuthe thereby, shall be deemed coupled with an interest. In the event that the terms and provisions of this paragraph 3(g) are not complied with by any member of the Leuthe Group
<PAGE 73> or any party who acts as a record holder of FLC Capital
Stock on behalf of any member of the Leuthe Group, then, in addition to any remedy, the Holding Company may have under section 7, Mr. Leuthe, upon written demand by the Holding Company, shall immediately contribute or cause to be contributed all Holding Company Common Stock beneficially owned by Mr. Leuthe to a voting trust, the trustee of which will be designated by the Holding Company.

          (h) Mr. Leuthe shall transfer no shares of FLC Capital Stock to a broker to be held in street name unless the proposed broker shall be approved by Patriot or the Holding Company, as the case may be, and such broker, prior to any transfer shall (A) execute a proxy in favor of the Board of Directors of Patriot or the Holding Company, as the case may be, and (B) agree in writing to provide to Patriot or the Holding Company, as the case may be, copies of all statements delivered to Mr. Leuthe and all trade confirmations delivered to Mr. Leuthe relating to FLC Capital Stock or Holding Company Common Stock.

     4.   Right of First Refusal.

     To the extent required by paragraph 3(f), any member of the Leuthe Group, prior to making any offer to sell or transfer Holding Company Common Stock, shall give the Holding Company the opportunity to purchase such Holding Company Common Stock in the following manner:

          (a) Any member of the Leuthe Group intending to make such an offer, sale or transfer shall give notice (the "Transfer Notice") to the Holding Company in writing of such intention, specifying the number of shares of Holding Company Common Stock proposed to be disposed of and certifying in writing that such transfer will be an open market sale through a broker acceptable to the Holding Company.

          (b) The Holding Company shall have the right, exercisable by written notice given by the Holding Company to the party which gave the Transfer Notice within fifteen (15) business days after receipt of such Transfer Notice to purchase (or to cause a corporation, entity, person or group designated by the Holding Company to purchase) all, but not a part of, the Holding Company Common Stock specified in such Transfer Notice for cash at the mean between the high bid and low asked price for the Holding Company Common Stock on the Nasdaq Stock Market as of the date of the Transfer Notice.

          (c) If the Holding Company exercises its right of first refusal hereunder, the closing of the purchase of the Holding Company Common Stock with respect to which such right has been exercised shall take place within thirty (30) calendar days (or if approval of such purchase is required by the Holding Company shareholders or any regulatory authority as required by law or pursuant to any stock exchange rule or policy, within ninety (90) calendar days) after the Holding Company gives notice of such exercise. Upon exercise of its right of first refusal, the Holding Company shall be legally obligated to consummate the purchase contemplated thereby and shall use its best efforts to secure all approvals required in connection therewith.
<PAGE 74>

          (d) If the Holding Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the party giving the Transfer Notice shall be free during the period of ninety (90) calendar days following the expiration of such time for exercise to sell the Holding Company Common Stock specified in such Transfer Notice in an open market sale through a broker acceptable to the Holding Company and not knowingly to an affiliate provided the party giving such Transfer Notice gives written direction to the broker completing the sale to provide the Holding Company with a copy of any trade confirmation.

          (e) Notwithstanding the foregoing, this Section 4 shall not be applicable to any sale of shares of Holding Company Common Stock by the Leuthe Group in an amount not to exceed 20,000 shares per calendar quarter if each sale or sales are made in open market transactions through a broker designated by the Holding Company and such broker agrees to give to the Holding Company notice of any such sale.

     5.   FDIC Agreement.

     The parties acknowledge that Mr. Leuthe is the subject of an order of the FDIC dated June 26, 1998 (the "FDIC Order") that affects the voting and disposition of FLC Capital Stock and Holding Company Common Stock. Mr. Leuthe acknowledges and agrees that the provisions of this Agreement are in addition to, and not in lieu of the provisions of the FDIC order and Mr. Leuthe shall use his best efforts to obtain the consent of the FDIC to the terms of this Standstill Agreement.

     6.   Waiver of Indemnification.

     Mr. Leuthe hereby waives any rights he may have under the articles of incorporation or bylaws of FLC, the certificate of incorporation or bylaws of Patriot, the articles of incorporation or bylaws of the Holding Company, the Agreement, the laws of the State of Delaware, the laws of the Commonwealth of Pennsylvania or any federal law to any indemnification against any action, claim or liability arising out of, or as a result of his position as an officer or director of FLC other than indemnification against any action, claim or liability arising solely out of the approval of the Agreement and the completion of the transactions contemplated thereby with respect to which Mr. Leuthe shall be entitled to indemnification as, and to the same extent as, set forth in the Agreement. Mr. Leuthe also hereby waives any right to advancement of expenses or any right to common law contribution with respect to any action, claim or liability as to which he has waived indemnification.
  <PAGE 75>
     7.   Escrow.

          (a) Notwithstanding anything contained herein to the contrary or in the Agreement, upon completion of the Consolidation, Mr. Leuthe shall deposit into escrow pursuant to a separate escrow agreement to be executed on or before the closing of the Consolidation (the "Escrow Agreement") by and among Patriot, Mr. Leuthe and an independent escrow agent determined by Patriot (the "Escrow Agent"), an amount of Holding Company Common Stock, cash or other securities equal to (i) $430,000 to secure any obligation now owed or hereafter determined by the FDIC or any other state or federal regulatory authority to be owed by Mr. Leuthe to FLC, its subsidiary, or their successors and assigns as a result of a determination that Mr. Leuthe was not entitled to indemnification or advancement of expenses in connection with proceedings related to the FDIC Order or any action or proceeding brought against Mr. Leuthe as a result of any breach of fiduciary or other duty, or any other tort or breach of contract committed by Mr. Leuthe (the "Restitution Fund") and (ii) $700,000 of Holding Company Common Stock, cash or other securities to secure and Mr. Leuthe's obligation under this Standstill Agreement (the "Collateral Fund"). Except as set forth in paragraphs (b) and (c) below, Mr. Leuthe shall at all times maintain the balance held in escrow for these purposes at $1,130,000 million or more.

          (b) Funds shall be released from the Restitution Fund in accordance with this Standstill Agreement and the Escrow Agreement upon the later of (i) five (5) years from the date hereof, in which case the entire amount of the Restitution Fund shall be returned to Mr. Leuthe, or (ii) the issuance of a final, binding, unappealable order by the FDIC or a court of competent jurisdiction either (A) that no amount is due and owing by Mr. Leuthe to FLC, its subsidiary or its successors and assign, or (B) of the amount due and owing by Mr. Leuthe to FLC, its subsidiary or their successors and assigns. If an amount is determined to be due and owing by Mr. Leuthe and such amount equals or exceeds the Restitution Fund, the Escrow Agent shall pay or deliver the entire Restitution Fund to the Holding Company. If the amount determined to be due and owing by Mr. Leuthe is less than the amount escrowed therefor, the Escrow Agent shall pay or deliver from the Restitution Fund the amount due and owing to the Holding Company and the difference of the Restitution Fund shall be paid or delivered to Mr. Leuthe. Notwithstanding the foregoing, in the event FLC (or the Holding Company as successor to FLC) receives any insurance or other proceeds from whatever source (including any claim for malpractice against FLC's counsel) as a result of its claim that payments made to Mr. Leuthe by FLC are covered under FLC's directors and officers liability policy, the Restitution Fund shall be reduced, and the Escrow Agent shall pay from the Restitution Fund to Mr. Leuthe, an amount equal to such insurance proceeds.

          (c) Upon receipt of a certificate from Mr. Leuthe accompanied by any relevant trade confirmation, funds shall be released from the Collateral Fund as follows:

  <PAGE 76>
              Number of Holding
                Company Shares
            Beneficially Owned by   Required Amount of
               the Leuthe Group      Collateral Fund

              400,000 or more            $700,000
              300,000 - 399,000           600,000
              200,000 - 299,000           500,000
              100,000 - 199,000           400,000
               25,000 -  99,000           350,000
              Less than 25,000                  0

     8.   Miscellaneous.

          (a) Mr. Leuthe on the one hand, and Patriot, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holding Company, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Standstill Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which Patriot or the Holding Company may be entitled at law or equity.

          (b) As used herein, the term "affiliate" includes parent, spouse, sibling, any child, grandchild, mother-in-law, father-in-law or any spouse of any of the foregoing and otherwise shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

          (c) This Standstill Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and this Standstill Agreement may be amended only by an agreement in writing executed by the parties hereto.

          (d) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Standstill Agreement.

          (e) For the convenience of the parties, any number of counterparts of this Standstill Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

          (f) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given or made, if in writing delivered personally or registered mail, postage prepaid, if to:
  <PAGE 77>
          Patriot or the Holding Company:

               Patriot Bank Corp.
               High and Hanover Streets
               Pottstown, PA  19464

               Attention:  Joseph W. Major, President

          Copy To:

               Jeffrey P. Waldron, Esquire
               Stevens & Lee
               1275 Drummers Lane
               P.O. Box 236
               Wayne, PA  19087-0236

          Mr. Leuthe:

               James L. Leuthe
               3514 Eton Road
               Allentown, Pennsylvania  18104

          Copy To:

               Duane, Morris & Heckscher
               4200 Liberty Place
               Philadelphia, Pennsylvania  19103
               Attention:  A. John May, Esquire

          (g) This Standstill Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Standstill Agreement this 28th day of July, 1998.

                                   /s/ James L. Leuthe
                                   James L. Leuthe,
                                   individually


                                   PATRIOT BANK CORP.

                                   By /s/ Joseph W. Major
                                        Joseph W. Major,
                                        President

Exhibit A

                       FIRST LEHIGH CORPORATION
                           IRREVOCABLE PROXY


     Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of First Lehigh Corporation Common Stock, Senior Preferred Stock and Series A Preferred Stock which the undersigned is entitled to vote at any meeting of shareholders of First Lehigh Corporation. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                   /s/ James L. Leuthe
                                   James L. Leuthe
                                   July 27, 1998

                                                      Exhibit B

                          PATRIOT BANK CORP.
                           IRREVOCABLE PROXY


     Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., a Delaware corporation, as predecessor of Patriot Bank Corp., a Pennsylvania corporation, the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., a Pennsylvania corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Patriot Bank Corp. Common Stock, which the undersigned is entitled to vote at any meeting of shareholders of Patriot Bank Corp. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                   /s/ James L. Leuthe
                                   James L. Leuthe
                                   Date:  July 28, 1998

                               EXHIBIT 4


                          BANK PLAN OF MERGER


          THIS BANK PLAN OF MERGER ("Plan of Merger") dated July 28, 1998, is by and between PATRIOT BANK, a Pennsylvania- chartered bank ("Patriot Bank"), and FIRST LEHIGH BANK, a Pennsylvania-chartered bank ("FL Bank").

                              BACKGROUND

          1. Patriot Bank is a Pennsylvania bank and a wholly-owned subsidiary of Patriot Bank Corp., a Delaware corporation ("Patriot"). The authorized capital stock of Patriot Bank consists of 10,000,000 shares of common stock, par value $1.00 per share ("Patriot Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding, and 2,000,000 shares of preferred stock, none of which are outstanding.

          2. FL Bank is a Pennsylvania bank and a wholly-owned subsidiary of First Lehigh Corporation, a Pennsylvania corporation ("FL"). The authorized capital stock of FL Bank consists of 10,500 shares of common stock, par value $20.00 per share ("FL Bank Common Stock"), of which at the date hereof 10,500 shares are issued and outstanding.

          3. The respective Boards of Directors of Patriot Bank and FL Bank deem the merger of FL Bank with and into Patriot Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

          4. The respective Boards of Directors of Patriot Bank and FL Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Patriot and FL have adopted resolutions approving an Agreement dated July 28, 1998 (the
"Agreement") between Patriot and FL, pursuant to which this Plan of Merger is being executed by Patriot Bank and FL Bank.

                               AGREEMENT

          In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, Patriot Bank and FL Bank, intending to be legally bound hereby, agree:

                               ARTICLE I
                                MERGER

          Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof): FL Bank shall merge with and into Patriot Bank; the separate existence of FL Bank shall cease; and Patriot Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Patriot Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank"). The name of the Surviving Bank shall be "Patriot Bank" and it shall have its home office at High and Hanover Streets, Pottstown, Pennsylvania 19464.

                              ARTICLE II
                 ARTICLES OF INCORPORATION AND BYLAWS

          On and after the Effective Date, the Articles of Incorporation and Bylaws of Patriot Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Articles of Incorporation and Bylaws of the Surviving Bank, until altered, amended or repealed.

                              ARTICLE III
                    BOARD OF DIRECTORS AND OFFICERS

          3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of Patriot Bank duly elected and holding office immediately prior to the Effective Date. Directors shall be elected annually and shall hold office until their successors are elected and qualified. The names and residence addresses of the directors are:

     Name                          Residence Address


Larry V. Thren                     41 Gladwynn Drive
                                   Reading, PA  19606
James B. Elliott                   684 Old Swede Road
                                   Douglasville, PA  19518
Leonard A. Huff                    1219 Sheep Hill Road
                                   Pottstown, PA  19464
John H. Diehl                      180 Diehl Lane
                                   Alburtis, PA  18011
Samuel N. Landis                   669 Furnace Street
                                   Emmaus, PA  18049
Joseph W. Major                    2960 Raspberry Lane
                                   Gilbertsville, PA  19525
James A. Bentley, Jr.              2537 Flowing Springs Road
<PAGE 82>
                                   Birchrunville, PA  19421

          3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of Patriot Bank duly elected and holding office immediately prior to the Effective Date.

                              ARTICLE IV
                         CONVERSION OF SHARES

          4.1  Stock of Patriot Bank.  Each share of Patriot Bank
Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

          4.2 Stock of FL Bank. Each share of FL Bank Common Stock issued and outstanding immediately prior to the Effective Date, and each share of FL Bank Common Stock issued and held in the treasury of FL as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                               ARTICLE V
                     EFFECTIVE DATE OF THE MERGER

          The Merger shall be effective on the date on which articles of merger executed by Patriot Bank and FL Bank are filed with the Secretary of State of the Commonwealth of Pennsylvania, unless a later date is specified in such articles (the "Effective Date").

                              ARTICLE VI
                         EFFECT OF THE MERGER

          6.1 Separate Existence. On the Effective Date: the separate existence of FL Bank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of FL Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.


                              ARTICLE VII
                         CONDITIONS PRECEDENT

          The obligations of Patriot Bank and FL Bank to effect the Merger shall be subject to (i) the approval of this Plan of Merger by Patriot and FL in their capacities as the sole shareholder of Patriot Bank and FL Bank, respectively, (ii) receipt of approval of the Merger from the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and any other applicable regulatory authority,
(iii) receipt of any necessary approval to operate the main office of FL Bank and the branch offices of FL Bank as offices of the Surviving
<PAGE 83> Bank and (iv) the consummation of the merger of FL into
Patriot pursuant to the Agreement on or before the Effective Date.

                             ARTICLE VIII
                              TERMINATION

          This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms.

                              ARTICLE IX
                               AMENDMENT

          Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                               ARTICLE X
                             MISCELLANEOUS

          10.1 Extensions; Waivers. Any of the terms and conditions of this Plan of Merger may be waived at any time by whichever of the parties hereto is, or the sole shareholder of which is, entitled to the benefit thereof by a written instrument signed by a duly authorized officer of such party.

          10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

          10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

          10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.
  <PAGE 84>
          10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          IN WITNESS WHEREOF, Patriot Bank and FL Bank have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                              PATRIOT BANK CORP.

                              By /s/ Joseph W. Major
                                        Joseph W. Major,
                                        President and Chief Executive
                                        Officer


                              FIRST LEHIGH BANK

                              By /s/ John H. McKeever
                                        John H. McKeever,
                                        Chairman of the Board
                                        and Acting President

                               EXHIBIT 5


             ARTICLES AND CERTIFICATE OF CONSOLIDATION OF

                          PATRIOT BANK CORP.

                                  AND

                       FIRST LEHIGH CORPORATION


          ARTICLES AND CERTIFICATE OF CONSOLIDATION (the "Articles of Consolidation") dated _________________, 1999 between PATRIOT BANK CORP., a Delaware corporation ("Patriot") with a principal place of business and registered office at High and Hanover Streets, Pottstown, Pennsylvania, and FIRST LEHIGH CORPORATION, a Pennsylvania corporation ("FLC") with a principal place of business and registered office at 1620 Pond Road, in Allentown, Pennsylvania.

          WHEREAS, Patriot is a corporation organized and existing under the laws of the State of Delaware that is registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "Act"), the authorized capital stock of which consists of 12,000,000 shares of capital stock divided into (a) 10,000,000 shares of common stock, $.01 par value ("Patriot Common Stock"), of which, at the date of this Agreement, 1,579,944 shares were issued and held by Patriot as treasury stock and 5,448,687 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (b) 2,000,000 shares of preferred stock, $.01 par value, of which, at the date of this Agreement, none were issued and outstanding; and

          WHEREAS, FLC is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania that is registered as a bank holding company pursuant to the Act, the authorized capital stock of which consists of (a) 10,000,000 shares of common stock, $0.01 par value ("FLC Common Stock"), of which 2,056,140 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,500,000 shares of senior preferred stock, $.01 par value ("FLC Senior Preferred Stock"), of which 894,223 shares are issued or outstanding and (c) 1,000,000 shares of series A preferred stock, $.01 par value ("FLC Series A Stock" and together with the FLC Common Stock and FLC Senior Preferred Stock, the "FLC Capital Stock"), of which 682,000 shares are issued and outstanding.

          WHEREAS, the respective Boards of Directors of Patriot and FLC deem the formation of a new Pennsylvania corporation by Patriot and FLC to be named Patriot Bank Corp. ("PBC") which will then issue shares of common stock of the PBC to FLC and Patriot shareholders, respectively, for each share of each of FLC Capital Stock and Patriot Common Stock outstanding as of the closing date, pursuant to the terms and conditions herein set forth or referred to, is desirable and in the best interests of the respective corporations and their respective
<PAGE 86> shareholders, and the respective Boards of Directors and shareholders of Patriot and FLC have adopted resolutions approving the Agreement and Plan of Consolidation (the "Agreement and Plan") pursuant to the following vote results:

          (i) On July 28, 1998 the Patriot Board of Directors approved the Agreement and the Plan by a vote of seven votes for the Agreement and the Plan and zero votes against the Agreement and the Plan;

         (ii) On ________ __, 1998 the Patriot shareholders approved the Agreement and the Plan by a vote of _________ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan;

        (iii) On July 23, 1998 the FLC Board of Directors approved the Agreement and the Plan by a vote of ____ votes for the Agreement and the Plan and zero votes against the Agreement and the Plan; and

         (iv) On ______ __, 1998 the FLC shareholders approved the Agreement and the Plan by a vote of _________ votes for the Agreement and the Plan and _______ votes against the Agreement and the Plan.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended, (the "BCL"), and the Delaware General Corporation Law (the "DGCL")the parties hereto do hereby agree as follows:

                               ARTICLE I
                             CONSOLIDATION

          Subject to the terms and conditions of the Agreement and Plan on the Effective Date, the shareholders of Patriot and FLC shall consolidate into PBC in accordance with the BCL and DGCL. As a result of the foregoing, the separate corporate existence of Patriot and FLC shall cease and such transaction shall hereinafter be referred to as the "Consolidation." The capital stock of PBC shall consist of 20,000,000 shares of common stock, no par value per share (the "PBC Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors of PBC shall fix from time to time, issuable in series.

                              ARTICLE II
                 ARTICLE OF INCORPORATION AND BY-LAWS

          The Articles of Incorporation of PBC shall be as set forth in Exhibit A hereto and the By-Laws of PBC shall be as set forth in Exhibit B hereto, in each case until altered, amended or repealed.
  <PAGE 87>
                              ARTICLE III
                    BOARD OF DIRECTORS AND OFFICERS

          From and after the Effective Date, the directors and officers of PBC, who shall hold office until their successors are elected and qualified according to the By-Laws of PBC, shall be those persons listed on Exhibit C hereto.

                              ARTICLE IV
                   CONVERSION AND EXCHANGE OF SHARES

          immediately prior to the Effective Date, shall, by virtue of the Consolidation and without any action by the holders thereof, be converted as follows:

               (a) Each share of Patriot Common Stock shall be converted into 1.0 shares of PBC Common Stock.

               (b)  Each share of FLC Common Stock and FLC Senior
Preferred Stock shall be converted into share's of PBC Common Stock to be determined at closing pursuant to the terms of the Agreement.

               (c) Each share of FLC Series A Preferred Stock shall be converted into shares of PBC Common Stock to be determined at Closing pursuant to the terms of the Agreement.

               (d) No fractional shares of PBC Common Stock and no scrip or certificates therefor will be issued in connection with the Consolidation. Any former holder of Patriot or FLC Common Stock who would otherwise be entitled to receive a fraction of a share of PBC Common Stock shall receive, in lieu thereof, a check for cash in an amount equal to such fraction of a share multiplied by the closing price of PBC Common Stock on the Nasdaq National Market System on the first day PBC Common Stock is traded after the Effective Date.

          2. All shares of Patriot Common Stock held in the treasury of Patriot or any Patriot Subsidiary or owned by FLC or any FLC
Subsidiary and all shares of FLC Common Stock held in the treasury of FLC or any FLC Subsidiary or owned by Patriot or any Patriot
Subsidiary shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

          3. On and after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of Patriot Common Stock or outstanding shares of FLC Capital Stock may surrender same to PBC or the Exchange Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of PBC Common Stock and a check for cash representing the value of fractional shares to which the holder is entitled as provided above. Until surrendered, each certificate theretofore representing outstanding shares of Patriot Common Stock or outstanding shares of FLC Capital Stock, from and after the Effective Date, will evidence
<PAGE 88> solely the right to receive certificates for shares of PBC
Common stock and a check for cash in lieu of any fractional shares as described above.

                               ARTICLE V
                  EFFECTIVE DATE OF THE CONSOLIDATION

          The Consolidation shall be effective at 12:01 a.m.
January __, 1999 (such date being herein referred to as the "Effective
Date").

                              ARTICLE VI
                      EFFECT OF THE CONSOLIDATION

          On the Effective Date, the separate existence of Patriot and FLC shall cease and all of the property, real, personal, and mixed, and franchises of each of Patriot and FLC, and all debts due on whatever account to each of them, including subscriptions to shares and other choses in action, shall be taken and deemed to be transferred to and vested in PBC, without further act or deed. PBC shall thenceforth be responsible for all the liabilities and obligations of each of Patriot and FLC provided in the BCL and the DGCL.

                              ARTICLE VII
                         CONDITIONS PRECEDENT

          The obligations of Patriot and FLC to effect the Consolidation shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement and Plan.

                             ARTICLE VIII
                              TERMINATION

          Anything contained in these Articles of Consolidation to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Patriot or FLC, the Agreement and Plan may be terminated and the Consolidation abandoned as provided in Section 6 of the Agreement and Plan.

                              ARTICLE IX
                             MISCELLANEOUS

          1. Each party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive compliance with any of the covenants or performance of any of the obligations of the other party contained in the Agreement and Plan of Consolidation.

          2. Any notice or other communication required or permitted under the Agreement and Plan of Consolidation shall be given, and shall be effective, in accordance with the provisions of Section 7 of the Agreement and Plan. <PAGE 89>

          3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of these Articles of Consolidation.

          4. For the convenience of the parties hereto and to facilitate the filing and recording of these Articles of Consolidation, it may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

          5. This Plan of Consolidation shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          kthe offices of Patriot located at High and Hanover Streets, Pottstown, Pennsylvania 19464, which shall also be the offices of PBC, and is available for review by Patriot shareholders, FLC shareholders, & PBC shareholders during reasonable business hours. Upon request and without cost, a copy of the Agreement and Plan will be sent to any shareholder of FLC or Patriot.

          7. In accordance with the provisions of Section 252(d) of the DGCL, PBC hereby consents to service of process in the State of Delaware in any proceeding for enforcement of any obligation of FLC or Patriot arising from the Consolidation. PBC irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of any process served upon the Secretary of State shall be forwarded to the address of PBC specified in Article IX, Section 6.

          IN WITNESS WHEREOF, Patriot and FLC have caused this Plan of Consolidation to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

ATTEST                        PATRIOT BANK CORP.

_________________________     ___________________________________
     Secretary                Joseph W. Major
                              President and Chief Executive Officer



ATTEST                        FIRST LEHIGH CORPORATION

_________________________     ___________________________________
     Secretary                President

                               EXHIBIT A


                       ARTICLES OF INCORPORATION
                                  OF
                         PATRIOT BANCORP, INC.


     FIRST.  The name of the Corporation is Patriot Bancorp, Inc.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is High and Hanover Streets, Pottstown, Pennsylvania 19464.

     THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the "Pennsylvania Business Corporation Law").

     FOURTH.  The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares, divided into two classes consisting of 20,000,000 shares of common stock, no par value per share (the "Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below (the "Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a
<PAGE 92> statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH.   The management, control and government of the
Corporation shall be vested in a board of directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2001; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2002. After the initial term of each Class, the term of office of each Class shall be three (3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. Unless waived by the board of directors of the Corporation, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation for a period of time equal to three (3) years. Unless waived by the Board of Directors, shareholders of another corporation that merges with the Corporation, is acquired by, or acquires the Corporation, or enters into any similar transaction with the Corporation shall qualify for election as a director of the Corporation if such shareholder was a shareholder of record of the other corporation for a period of time equal to three (3) years. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the
<PAGE 93> votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

     TENTH. Except as set forth below, the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article TENTH, on the basis of information known to the board, if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article TENTH. Any such determination shall be conclusive and binding for all purposes of this Article TENTH. The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast. The provisions of this Article TENTH shall not apply to any transaction which is approved in advance by 75 percent (75%) of the members of the board of directors of the Corporation, at a meeting duly called and held.

     ELEVENTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article TENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article ELEVENTH are defined in subsection 4 hereof.
<PAGE 94>

          Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article ELEVENTH, all shares with respect to which any Person or Group Acting in Concert has acquired Voting Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article ELEVENTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action, but this subsequent reduction in voting rights shall be effected only once. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4 to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares are held by a Tax-Qualified Employee Stock Benefit Plan.

          Subsection 3. The provisions of this Article ELEVENTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast 80% or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article ELEVENTH) and such transaction was approved in advance by the board of directors of the Corporation.

          Subsection 4.  For purposes of this Article ELEVENTH:

               A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

               B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that
     (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended
     <PAGE 95> (the "Exchange Act") shall not constitute Voting
     Control, (ii) a Tax-Qualified Employee Stock Benefit Plan which holds more than 10 percent of the voting shares of the Corporation shall not be deemed to have Voting Control of the Corporation, (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan, and (iv) any trustee which is a direct or indirect subsidiary of the Corporation shall not be deemed to have Voting Control of the Corporation as a result of having the right to vote more than ten percent (10%) of the issued and outstanding common stock of the Corporation.

               C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include (i) the members of the board of directors of the Corporation solely as a result of their board membership, (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a solicitation subject to rules and regulations promulgated under the Exchange Act or any successor statute or (iii) any member or all the members of the board of directors of the Corporation, and any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

               D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

               E. The term "Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended.

          Subsection 5. This Article ELEVENTH shall not apply to the purchase of securities of the Corporation by underwriters in
<PAGE 96> connection with a public offering of such securities by the
Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of the Corporation from any underwriter shall be subject to the provisions of this Article ELEVENTH.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the Board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3 percent (66-2/3%) of the votes which all shareholders are entitled to cast, except that provisions of the By-Laws of the Corporation relating to limitations on directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers and others except by the affirmative vote of 66-2/3 percent (66-2/3%) of the entire board of directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 75 percent (75%) of the votes which all shareholders are entitled to cast.

     FOURTEENTH. The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the employees, suppliers, customers and other constituents of the
<PAGE 97> Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the board of directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     FIFTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within thirty
(30) days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article FIFTEENTH shall not apply if 80 percent (80%) or more of the members of the board of directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article FIFTEENTH shall be in addition to and not in lieu of any rights granted under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Subchapter E"); provided, however, that if the provisions of this Article FIFTEENTH and Subchapter E are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article FIFTEENTH or the price per share determined in accordance with the provisions of Subchapter E.

     SIXTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH and TENTH through FOURTEENTH, inclusive, of these Articles of Incorporation may not be
<PAGE 98> repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either
(a) the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote or (b) the affirmative vote of 75 percent (75%) of the members of the board of directors of the Corporation and the affirmative vote of a majority of the votes cast by all shareholders of the Corporation then entitled to vote.

                               EXHIBIT B


                                BYLAWS

                                  OF

                          PATRIOT BANK CORP.


ARTICLE I.  MEETINGS OF SHAREHOLDERS.

     Section 101.  Place of Meetings.  All meetings of the
shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

     Section 102.   Annual Meetings.

          (a) Time and Date. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

          (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be determined by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety (90) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the Board of Directors shall be given at any time by the Chairman of the Board or any other appropriate officer. Each notice made by shareholders shall set forth a brief description of the business desired to be brought before the annual meeting. The chairman of the meeting may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the matter shall be disregarded.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors in the manner provided herein. Shareholders shall not have the right to
<PAGE 100> call special meetings of shareholders, except as
specifically provided by law.

     Section 104. Conduct of Shareholders' Meetings. At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence, the President or, in the President's absence, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the Board of Directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the Secretary's absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

     Section 105. Determination of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 106. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence
<PAGE 101> as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

     Section 107. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

     In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting or at the meeting by the presiding officer thereof.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 108. No Consent of Shareholders in Lieu of Meeting. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

ARTICLE II.  DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members, as fixed by the Board of Directors from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to
<PAGE 102> be exercised or done by the shareholders.  The Board of
Directors shall appoint one of its members to be the Chairman ("Chairman") to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors and Shareholders. The Board of Directors shall also appoint a President of the Corporation. The President shall preside at any meeting of the Board in the absence of the Chairman.

     Section 202. Nominations for Directors. Nominations by shareholders for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and, upon instruction, the judges of election may disregard all votes cast for any such proposed nominee.

     Section 203.  Qualifications of Directors.

          (a) Share Ownership. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

          (b) Other Qualifications. It shall be a qualification for election and continued service as a Director of the Corporation for each Director of the Corporation to observe the following agreements and covenants:

               (i) Except for the Chairman and the President, Directors of the Corporation shall not, either in their capacities as Directors, shareholders, or otherwise, directly or indirectly, encourage, solicit, initiate, or respond to any indications of interest, proposals or offers for any acquisition of, or change of control involving, the Corporation, whether by merger, sale of assets, or otherwise, or assist, aid or abet any person or persons with respect to such conduct. In the event that any director is approached as described herein, any such contact shall be immediately referred in writing to the Chairman and the President of Directors.

               (ii) Directors of the Corporation shall not, either in their capacities as Directors, shareholders or otherwise, provide
     <PAGE 103> any third person with non-public information
     concerning the Corporation; and

               (iii) Directors of the Corporation shall not (in any capacity) publicly comment on the Corporation's strategic alternatives (including sale or possible sale of the Corporation) or on differences of view among members of the Board relating to the Corporation's strategic alternatives or on specific merger proposals or opportunities;

absent in any case either a direction from the entire Board of Directors by the affirmative vote of 75% of the total number of directors then in office (rounding up to the nearest whole number) or a written opinion of counsel to the Corporation that such Director's fiduciary duty requires any such conduct.

     It is adopted as the corporate policy of this Corporation that the failure by a Director to observe and comply with the foregoing covenants and agreements shall subject the Director to removal by a vote of a majority of the Board of Directors then in office or otherwise in accordance with law, unless such Director has received a written opinion of the Corporation's counsel that such Director's fiduciary duty requires such conduct.

     Section 204.  Classification of Directors.  The Board of
Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, as provided in the Corporation's Articles of Incorporation.

     Section 205. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable fees or other compensation, payable in cash, stock or other property, for acting as a Director and reasonable fees to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board of Directors.

     Section 206. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board of Directors shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganizational purposes at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the President to each member of the Board of Directors at least twenty-four (24) hours before the time of the meeting.
  <PAGE 104>
     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is present.

     Except as otherwise provided herein, a majority of Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 207. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at the request of a majority of Directors then in office. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given by the Chairman or the President to each member of the Board at least twenty-four (24) hours before the time of such meeting.

     Section 208. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.


ARTICLE III.  COMMITTEES.

     Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish: Executive and Audit Committees.

     Section 302. Executive Committee. The Executive Committee shall consist of not more than five (5) Directors, including the President who shall serve as Chairman of the Committee and who shall designate the remaining members. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board of Directors.

     Section 303. Audit Committee. The Audit Committee shall consist of at least three (3) Directors, none of whom shall be officers of the
<PAGE 105> Corporation.  Meetings of the Committee may be called at any time by the Chairman of the Board or the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Committee shall, among other things, supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to perform such audit.

     Section 304. Appointment of Committee Members. The President shall appoint the members of the Committees and the Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders.
The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

     Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 208 of these Bylaws.

ARTICLE IV.  OFFICERS.

     Section 401. Chairman. The Board of Directors shall appoint one of its members to be the Chairman to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors, and shareholders.

     Section 402. President. The Board of Directors shall appoint a President of the Corporation who shall be a member of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at any meeting of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon,or assigned to him by the Board of Directors.

     Section 403. Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively referred to herein as the "Vice Presidents"). The Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors. The Executive Vice Presidents shall, in the absence of the President, perform all the duties of the President.
  <PAGE 106>
     Section 404. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

     Section 405. Chief Financial Officer ("CFO"). The CFO shall act under the supervision of the President or such other officer as the President may designate. The CFO shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the president may designate.

     Section 406. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

     Section 407. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the President shall be fixed by the President in accordance with the general salary administration programs and guidelines established by the Board.

     Section 408. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  SHARES OF CAPITAL STOCK.

     Section 501. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chairman of the Board, the President or by an Executive Vice President or one of the Vice Presidents. Certificates may be signed by facsimile signature.

     Section 502. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have:
(a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser;
(b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Chairman of the Board, the President or the Executive Vice President; and (c) satisfied any other reasonable
<PAGE 107> requirements (including providing an affidavit and a surety bond) fixed by the Vice Chairman and President or the Executive Vice
President.

ARTICLE VI.  GENERAL.

     Section 601. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

     Section 602. Absentee Participation in Meetings. Participation in meetings of the Board of Directors, or of Committees of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other shall be permitted.

     Section 603. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

          (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

          (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

          (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 604. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.  LIABILITY OF DIRECTORS: INDEMNIFICATION.

     Section 701. Elimination of Liability. To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 701 shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law. <PAGE 108>

     Section 702. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 703. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this
Article VII.

     Section 704. Non-Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrator of such person.

     Section 705. Insurance, Etc. The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

     Section 706. Amendment. Notwithstanding anything herein contained or contained in the Articles of Incorporation to the contrary, this Article VII may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which
<PAGE 109> shareholders of the corporation are then entitled to cast, except that, if the laws of the Commonwealth of Pennsylvania are amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article VII and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this Article VII by the directors or shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 707. Severability. If, for any reason, any provision of this Article VII shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article VII shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article VII shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

     Section 801.  Amendment or Repeal by the Board of Directors.
These Bylaws may be amended or repealed, in whole or in part, in the manner set forth in the Articles of Incorporation.

                               EXHIBIT C


                               DIRECTORS


CLASS I






CLASS II







CLASS III





                               OFFICERS

Joseph W. Major               -    President and Chief Executive
                                   Officer


Richard A. Elko               -    Executive Vice President and
                                   Chief Financial Officer

                               EXHIBIT 6


            FORM OF OPINION OF COUNSEL TO PATRIOT BANK CORP


          FLC shall have received from counsel to Patriot, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) Patriot has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Patriot, and the Agreement constitutes a valid and legally binding obligation of Patriot, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Patriot with any of the provisions thereof, will
(i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of Patriot or the articles of incorporation or bylaws of Patriot Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Patriot or Patriot Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Patriot or Patriot Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Patriot or Patriot Bank.

          (c) Patriot Bank is a validly existing Pennsylvania-chartered commercial bank organized under the laws of the Commonwealth of Pennsylvania and the United States of America. The deposits of Patriot Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation. Patriot Bank has full corporate power to carry out the transactions contemplated in the Bank Plan of Merger. The execution and delivery of the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Patriot Bank, and the Bank Plan of Merger constitutes a
<PAGE 112> valid and legally binding obligation of Patriot Bank, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Patriot or Patriot Bank is a party which would, if determined adversely to Patriot or Patriot Bank, have a material adverse effect on the financial condition or results of operation of Patriot and Patriot Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (e) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party, is required for the consummation by Patriot of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Patriot or the Holding Company upon consummation of the Consolidation.

          (f) Upon the filing and effectiveness of the Articles and Certificate of Consolidation with the PDS and DGCL, the Consolidation will have been effected in compliance with all applicable Pennsylvania and Delaware laws and regulations in all material respects.

          (g) The shares of Holding Company Common Stock to be issued in connection with the Consolidation have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

          Such counsel's opinion shall be limited to matters governed by federal banking and securities laws, the BCL and the DGCL.

                               EXHIBIT 7


                   FORM OF OPINION OF COUNSEL TO FLC


          Patriot shall have received from counsel to FLC, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

          (a) FLC has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of FLC and the Agreement constitutes a valid and legally binding obligation of FLC except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement nor compliance by FLC with any of the provisions thereof, will
(i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of FLC or the articles of incorporation or bylaws of First Lehigh Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which FLC or First Lehigh Bank is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of FLC or First Lehigh Bank, except such material lien, instrument or obligation that has been disclosed to Patriot pursuant to the Agreement and the Plan, or
(iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to FLC or First Lehigh Bank.

          (c) First Lehigh Bank is a validly existing bank organized under the laws of the Commonwealth of Pennsylvania. The deposits of First Lehigh Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation. First Lehigh Bank has full corporate power to carry out the transactions contemplated in the Bank Plan of Merger. The execution and delivery of the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of First Lehigh Bank and the Bank Plan of Merger constitutes a valid and legally binding obligation of First Lehigh Bank except as
<PAGE 114> may be limited by (i) bankruptcy, insolvency,
reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which FLC or First Lehigh Bank is a party which would, if determined adversely to FLC or First Lehigh Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of FLC or First Lehigh Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

          (e) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party of any third party, is required for the consummation by FLC of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon FLC or the Holding Company upon consummation of the Consolidation.

          Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                               EXHIBIT 8


                 FORM OF TAX OPINION OF STEVENS & LEE


     FLC and Patriot shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

     1. The Consolidation will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

     2. FLC, Patriot and the Holding Company will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

     3. Neither FLC, nor Patriot, nor the Holding Company will recognize any gain or loss upon the respective transfers of FLC's and Patriot's assets to the Holding Company in exchange solely for Holding Company Common Stock (including any fractional share interests) and the assumption by the Holding Company of the respective liabilities of FLC and Patriot.

     4. The basis of the respective FLC and Patriot assets in the hands of the Holding Company will be the same as the basis of such assets in the hands of FLC and Patriot immediately prior to the Consolidation.

     5. The holding period of the respective assets of FLC and Patriot to be received by the Holding Company will include the period during which the assets were held by FLC and Patriot.

     6. No gain or loss will be recognized by the shareholders of FLC or Patriot on the receipt of Holding Company Common Stock (including any fractional share interests) solely in exchange for their shares of FLC or Patriot Common Stock, as the case may be.

     7. The basis of the Holding Company Common Stock (including any fractional share interests) to be received by the FLC and Patriot shareholders in the Consolidation will be the same as the basis of the FLC or Patriot Common Stock, as the case may be, surrendered in exchange therefor.

     8. The holding period of the Holding Company Common Stock (including any fractional share interests) to be received by the FLC and Patriot shareholders in the Consolidation will include the period during which the FLC and Patriot shareholders held their respective FLC and Patriot Common Stock, provided the shares of such FLC or Patriot Common Stock, as the case may be, are held as a capital asset on the Effective Date of the Consolidation.

     9. The payment of cash in lieu of fractional share interests of Holding Company Common Stock will be treated as if the fractional share interests were distributed as part of the Consolidation and then redeemed by the Holding Company. Such cash payments will be treated
<PAGE 116> as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by an FLC or Patriot shareholder will be a capital gain or loss, provided the shares of FLC or Patriot Common Stock, as the case may be, are held as a capital asset on the Effective Date of the Consolidation.

    10. As provided in IRC Section 381(c)(2) and related Treasury regulations, the Holding Company will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of FLC and Patriot as of the Effective Date of the Consolidation. Any deficit in the earnings and profits of the parties will be used only to offset the earnings and profits accumulated after the Consolidation.

    11. Pursuant to IRC Section 381(a) and related Treasury regulations, the Holding Company will succeed to and take into account the respective items of FLC and Patriot described in IRC Section 381(c). Such items will be taken into account by Holding Company subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

    12. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1).

    13. First Lehigh Bank and Patriot Bank will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

    14. Neither First Lehigh Bank nor Patriot Bank will recognize any gain or loss upon the transfer of First Lehigh Bank's assets to Patriot Bank in constructive exchange solely for Patriot Bank Common Stock and the assumption by Patriot Bank of the liabilities of First Lehigh Bank.

    15. The basis of the First Lehigh Bank assets in the hands of Patriot Bank will be the same as the basis of such assets in the hands of First Lehigh Bank immediately prior to the Bank Merger.

    16. The holding period of the First Lehigh Bank assets in the hands of Patriot Bank will include the period during which such assets were held by First Lehigh Bank.

    17. No gain or loss will be recognized by the Holding Company, as the shareholder of First Lehigh Bank, upon the constructive receipt of shares of Patriot Bank Common Stock in exchange for the First Lehigh Bank Common Stock surrendered in exchange therefor in the Bank Merger.


    18. The basis of the Patriot Bank Common Stock to be held by the Holding Company after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the First Lehigh Bank Common Stock surrendered in the constructive exchange.
  <PAGE 117>
    19. As provided in IRC Section 381(c)(2) and related Treasury regulations, Patriot Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Lehigh Bank as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Patriot Bank or First Lehigh Bank will be used only to offset the earnings and profits accumulated after the Bank Merger.

    20. Pursuant to IRC Section 381(a) and related Treasury regulations, Patriot Bank will succeed to and take into account the items of First Lehigh Bank described in IRC Section 381(c). Such items will be taken into account by Patriot Bank subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.
  <PAGE 118>